PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT ("Agreement") is made as of September 1, 1995, by and between TESORO E&P COMPANY, L.P., a Delaware limited partnership, by and through its general partner, Tesoro Exploration and Production Company ("Seller"), and COASTAL OIL & GAS OF TEXAS, L.P., a Texas limited partnership, by and through its general partner, Coastal Oil & Gas Corporation ("Purchaser").

                                   RECITALS:
     WHEREAS, Seller is the owner of oil, gas and other minerals in and under certain oil and gas leases presently being operated by Coastal Oil & Gas Corporation; and

     WHEREAS, on the terms and conditions provided in this Agreement, Seller desires to sell and Purchaser desires to purchase Seller's interests in these certain oil and gas leases and certain related agreements, contracts, real property, personal property, equipment and other rights.

     NOW, THEREFORE, for good and valuable consideration and for the mutual covenants contained herein, Seller and Purchaser hereby agree as follows:


                         ARTICLE 1.  SALE AND PURCHASE

     1.1 Sale and Purchase. Subject to the terms and conditions herein, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and receive, the following described assets (the "Assets"):

     (a) All right, title and interest of Seller in and to the oil, gas and mineral leasehold and fee estates (including all working interests, net revenue interests, farmout and farmin rights, royalty or other non-working or carried interests, operating rights and other mineral rights of every nature) described in Exhibits A-1 and A-2 hereto (the "Subject Properties);

     (b) Except as excluded in Exhibit B, all right, title and interest of Seller in and to: (i) all oil and gas wells, equipment, supplies, machinery, signage, tanks and all other real or tangible personal property and fixtures, which are located on the Subject Properties, excluding portable tools, vehicles and any other items of personal property temporarily located on the Subject Properties owned solely by Seller; (ii) all oil, gas and minerals produced from the Subject Properties on or after the Effective Time; (iii) to the extent the same are assignable or transferable by Seller, all rights to and in all orders, contracts, title opinions and documents, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, division of interest statements, participation agreements, and all other agreements and instruments; (iv) all authorizations, subject to the rights of third parties (but excluding all easements, rights-of-way, licenses and permits; (v) except

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          as expressly provided otherwise  herein, all warranties, covenants and representations from third parties, and all claims, rights and causes of action against third parties, asserted and unasserted, known and unknown; (vi) copies of all lease files, land files, well files, oil and gas sales contract files, gas processing files, division order files, title files and materials, and all other books, files, maps, logs and records other than corporate, financial, tax and legal records of Seller (the "Records"), and all rights thereto, subject to the rights of third parties; and (vii) all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Subject Properties; and

     (c) All rights to tax (other than income tax) refunds, credits and exemptions, including, but not limited to, state severance tax exemptions and federal tax credits earned pursuant to Section 29 of the Internal Revenue Code of 1986, as amended (the "Code") attributable to the Subject Properties for all periods after the Effective Time.

     1.2 Excluded Property. All right, title and interest of the Seller in the property described on Exhibit B is not included in the Assets. Purchaser will acquire no interest therein.

     1.3  Effective  Time.   The  effective  time  of  the  purchase  and   sale
contemplated hereby shall be 7:00 a.m. Central Time, April 1, 1995 (the "Effective Time"). Seller shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets prior to the Effective Time, including the right to all oil, gas and other hydrocarbons theretofore produced from or attributable to the Assets, and the proceeds thereof, except as may be otherwise provided herein. Seller shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Assets prior to the Effective Time, except as may be otherwise provided herein.

     Purchaser shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets after the Effective Time, including the right to all oil, gas and other hydrocarbons thereafter produced from or attributable to the Assets, and the proceeds thereof. Purchaser shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Assets from and after the Effective Time, except as may be otherwise provided herein.


                           ARTICLE 2.  CONSIDERATION

     2.1 Consideration. As consideration for this Agreement and the transfer of the Assets at Closing, Purchaser shall pay to Seller Seventy-Four Million and 00/100 Dollars ($74,000,000.00) (the "Purchase Price"), as may be adjusted pursuant hereto (the "Adjusted Purchase Price"). The Purchase Price has been allocated for the purposes of Purchase Price adjustments only among the Assets by Purchaser and agreed to by Seller as provided in Exhibit A-1.

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     2.2  Manner of Payment.  At  Closing,  except  as provided in the following
Section 2.3, Purchaser shall pay Seller or Seller's designee the Adjusted Purchase Price by wire transfer of immediately available funds in accordance with Seller's written instructions delivered to Purchaser three (3) business days before Closing.

     2.3 Like Kind Exchange Option. Seller, in lieu of the sale of the Assets to Purchaser for the cash consideration provided herein, shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a qualified intermediary in order to accomplish the transactions contemplated hereby in a manner that will comply, either in whole or in part, with the requirements of a like kind exchange pursuant to Section 1031 of the Code. If Seller assigns its rights under this Agreement pursuant to this
Section 2.3, Seller agrees to notify Purchaser in writing of such assignment before and at Closing assign the Assets directly to Purchaser. Purchaser agrees to (i) consent to Seller's assignment of its rights in this Agreement pursuant to this Section 2.3, and (ii) deposit the Adjusted Purchase Price with the qualified escrow or qualified trust account that has been designated by Seller at least three (3) days before Closing. All risks associated with any like kind exchange and compliance thereof with applicable laws, rules and regulations shall be the sole responsibility of Seller, and Seller agrees to indemnify and hold Purchaser harmless from and against all costs, expenses, liabilities and obligations which arise as a result of the like kind exchange pursuant to this
Section 2.3.


                 ARTICLE 3.  CERTAIN PURCHASE PRICE ADJUSTMENTS

     3.1 Definition of Marketable Title. As used herein, the term "Marketable Title" shall mean, as to the Assets, such right, title and interest as shown of record that (a) entitles Seller (and after Closing, Purchaser, as Seller's successor in title) to receive not less than the net revenue interest set forth in Exhibit A-1 of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Assets, and the share allocated to the Assets of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from any unit of which the Assets are part, all without reduction, suspense, or termination of the net revenue interests in the Assets, except as stated in Exhibit A-1, (b) obligates Seller (and after Closing, Purchaser, as Seller's successor in title) to bear a percentage of the costs and expenses relating to the maintenance and development of and operations relating to the Assets not greater than the working interests shown in Exhibit A-1, all without increase of the working interests in the Assets throughout the duration of the Assets, except as stated in Exhibit A-1, and (c) except for Permitted Encumbrances, and subject to Section 3.2 and 3.9, is free and clear of all liens, claims and encumbrances.

     3.2 Guerra Lawsuit. Purchaser agrees to accept and purchase the Assets subject to and encumbered by its share of potential liabilities, if any, attributable to the Assets and resulting from and in connection with Civil Action No. M-95-041; Heirs of H. P. Guerra, Dec'd. v. The United States of America, et al.; in the United States District Court, Southern District of Texas, McAllen Division (the "Guerra Lawsuit"). Purchaser agrees that assumption of the potential liabilities of the Guerra lawsuit shall not entitle Purchaser to a Purchase Price adjustment or constitute a Title Defect

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even though the results of and  its  disposition, including, but not limited to, the settlement thereof, could affect Marketable Title.

     3.3 Definition of Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" shall mean the following items, provided none of the following items shall operate to increase the working interests or decrease the net revenue interests of Seller as set forth on Exhibit A-1 for any of the Assets during the duration of the life of the Assets:

     (a)  Lessors'   royalties,   overriding   royalties,  production  payments,
          reversionary interests of record as of the Effective Time;

     (b) Division orders and sales contracts that are terminable upon not more than thirty (30) days notice;

     (c) The Partial Release of Transportation Agreement, the Partial Assignment of Gas Gathering Contract, and the First Amendment to Gas Treatment Agreement attached hereto as Exhibits C-1, C-2 and D-1, respectively;

     (d) Preferential rights to purchase ("Preferential Rights") and required third party consents to assignments ("Consents to Assign") and similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties before Closing, (ii) required notices have been given to the holders of such rights and the appropriate time periods for asserting such rights have expired before Closing without an exercise of such rights, or (iii) appropriate parties have exercised such rights and the Purchase Price has been adjusted pursuant to Section 3.7;

     (e) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and tax (other than income tax) liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid and discharged in the ordinary course of business or are being contested in good faith;

     (f) Rights to consent by, required notices to, filings with, or other actions by governmental entities or any other person in connection with the sale or conveyance of oil and gas leasehold and fee estates or interests therein, which consents, notices, filings and/or other actions are customarily obtained after the Closing;

     (g) Easements, rights-of-way, servitudes, permits, surface leases and other rights in connection with surface operations on the Assets of record as of the Effective Time or which have been obtained for the benefit of Seller, or obtained by or assigned to Coastal Oil & Gas Corporation, as operator of the Assets;

     (h) Rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and

                                      -4-

          orders of any governmental authority provided such rights do not prohibit Seller's rights to conduct oil and gas operations on the Assets;

     (i) Assignments, letter agreements, gas gathering contracts, partial releases and farmout agreements listed on Exhibit E-1;

     (j) Operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations (including Federal Communitization Agreements and Declaration of Unit Agreements) affecting the Assets which are of record as of the Effective Time or described in Exhibit E-2 and all actions taken or operations occurring in the normal course of business pursuant to such instruments;

     (k)  All liens and contested taxes set forth on Exhibits F and I.

     3.4 Title Defect. For the purpose of this Agreement, a "Title Defect" shall mean any liens, charges, contracts, agreements, obligations, encumbrances, defects or irregularities of title which cause title to all or part of the Assets not to be Marketable Title other than as set forth in Sections 3.2, 3.3, and 3.9, including, but not limited to, the following:

     (a) The title of Seller, as to one or more of the Assets, other than surface land interests, is subject to an outstanding mortgage, deed of trust, lien or encumbrance or other adverse claim not shown on Exhibit F for which a release in recordable form that is satisfactory to Purchaser is not available to Purchaser contemporaneously with the occurrence of Closing;

     (b) The net revenue interest of Seller in any of the Assets is or will become less than the net revenue interest which is set forth in Exhibit A-1 for such property;

     (c) The working interest of Seller in any of the Assets is or will become greater than the working interest which is set forth in Exhibit A-1 for such property;

     (d) A material default of Seller exists under some material provision of a lease, agreement or other contract affecting the Assets which will not be cured prior to or at the Closing; or

     (e) The rights and interests of Seller are subject to being reduced by virtue of the exercise by a third party of a reversionary, back-in or similar right not reflected or provided for in Exhibit A-1.

     3.5 Notice of Title Defect or Title Increase. Upon discovery of a Title Defect, Purchaser shall immediately notify Seller in writing of the nature of the Title Defect and furnish therewith Purchaser's basis for the assertion of such Title Defect and data in support thereof. Any claim for a price adjustment for a Title Defect (other than claims made pursuant to Section 3.6.1) of which

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Seller is not notified in writing by Purchaser at least five (5)  business  days prior to the Closing, whether known or unknown, shall be forever waived by Purchaser.

     Upon discovery that the net revenue interest actually being conveyed to Purchaser by Seller is greater than that shown on Exhibit A-1 or working interest actually being conveyed to Purchaser by Seller is less than that shown on Exhibit A-1 (a "Title Increase") Seller shall immediately notify Purchaser in writing of the nature of the Title Increase and furnish therewith Seller's basis for the assertion of such Title Increase and data in support thereof. Any claim for a price adjustment for a Title Increase of which Purchaser is not notified in writing by Seller at least five (5) business days prior to the Closing, whether known or unknown, shall be forever waived by Seller.

     3.6 Remedies for Title Defects and Title Increases. Upon timely delivery of notice, either by Purchaser of a Title Defect or by Seller of a Title Increase, Purchaser and Seller shall meet and use their best efforts to agree on the validity of the claim and the amount of any required adjustment to the Purchase Price, provided that in no event shall any Purchase Price reduction for an affected property exceed the amount allocated to the affected property on Exhibit A-1. If the Purchaser and Seller cannot agree on the amount of such a Purchase Price adjustment, said amount shall be determined in accordance with the following guidelines:

     (a) If the Title Defect is based upon Purchaser's notice that the Seller owns a lesser net revenue interest, or the notice is from Seller to the effect that Seller owns a greater net revenue interest than that shown on Exhibit A-1, then the portion of the Purchase Price allocated to the affected property on Exhibit A-1 shall be reduced or increased (as the case may be) in the same proportion that the actual net revenue interest bears to the net revenue interest shown on Exhibit A-1 for such property.

     (b) If the Title Defect is a lien, encumbrance or other charge upon a property which is liquidated in amount, then the adjustment shall be the sum necessary to be paid to the obligee to remove the Title Defect from the affected property. If the Title Defect represents an obligation or burden upon the affected property for which the economic detriment to Seller is not liquidated but can be estimated with reasonable certainty as agreed to by the parties, the adjustment shall be the sum necessary to compensate Purchaser at the Closing for the adverse economic effect which the Title Defect will have on the affected property. If there is a lien or encumbrance in the form of a judgment secured by a supersedeas bond or other security approved by the court issuing such judgment, the Purchase Price shall be decreased by the amount of such lien or encumbrance.

     (c) If the Title Defect cannot be accommodated pursuant to Sections 3.6(a) or 3.6(b) and the parties cannot otherwise agree on the amount of such an adjustment to the Purchase Price or Seller cannot cure the Title Defect to the reasonable satisfaction of Purchaser prior to the Closing, the property affected by the Title Defect shall be excluded from the Assets conveyed to Purchaser at the Closing and the Purchase

          Price shall be reduced by the amount allocated to the affected property on Exhibit A-1.

     (d) Purchaser may only adjust the Purchase Price for Title Defects at Closing if the cumulative amount of such adjustments in favor of Purchaser exceeds $500,000.00. Similarly, Seller may only adjust the Purchase Price for Title Increases at Closing if the cumulative amount of such adjustments in favor of Seller exceeds $500,000.00.

     3.6.1 Third Party Title Claims. In the event a third party files of record any instrument that creates a Title Defect during the period five (5) business days prior to Closing ("Third Party Title Defect"), Purchaser shall immediately, upon discovery, notify Seller in writing of the nature of the Third Party Title Defect and furnish therewith Purchaser's basis for the assertion of such Third Party Title Defect and data in support thereof. Notwithstanding such notice by Purchaser, Closing shall occur as to the unaffected Assets. At Closing, the affected property shall be excluded from the Assets to be conveyed to Purchaser and the Purchase Price shall be reduced by the amount allocated to the affected property on Exhibit A-1. Seller shall have the option within ten
(10) business days after notice from Purchaser to cure the Third Party Title Defect to the reasonable satisfaction of Purchaser. If the Third Party Title Defect is cured within such time, a closing on the affected property shall occur within five (5) business days of acceptance by Purchaser and the amount allocated to the affected property by which the Purchase Price was reduced shall be paid by Purchaser to Seller in the manner set forth in Section 2.2. If Seller elects not to cure the Third Party Title Defect, or, is unable to cure the Third Party Defect to the reasonable satisfaction of Purchaser, Seller will retain ownership of the affected property.

     3.7 Preferential Rights - Consents to Assign. If a Preferential Right is exercised prior to the Closing, then the affected properties shall be excluded from the Assets and the Purchase Price reduced by the amount allocated to the affected properties on Exhibit A-1. If a Consent to Assign is not obtained (other than governmental approvals and other consents routinely acquired after a transfer) prior to the Closing, Purchaser shall have the option to exclude the affected properties and reduce the Purchase Price by the amount allocated to the affected properties on Exhibit A-1 or include the affected properties in the properties to be conveyed without a reduction in the Purchase Price.

     3.8 Casualty Losses. The term "Casualty" means, a material adverse change in the Assets, taken as a whole, which is caused by an event of casualty, including but not limited to, volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, strike, lockout, labor dispute, flood, drought, war, embargo, riot, condemnation, the exercise of any right of eminent domain, confiscation, seizure, activities of armed forces, operation of laws, rules or regulations (regardless of whether covered by insurance, but excepting depletion due to normal production, depreciation of equipment through ordinary wear and tear and transactions permitted under this Agreement). If, subsequent to the Effective Time and prior to Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the aggregate value of the Assets ("Casualty Loss") by an amount equal to Ten Million Dollars ($10,000,000.00) or more, Purchaser may elect to terminate this Agreement. If Purchaser does not elect to terminate this Agreement notwithstanding such Casualty Loss or if the Casualty Loss is less than Ten Million Dollars ($10,000,000.00), then Purchaser shall have the option to require Seller to either (i) retain the Asset affected by such Casualty and such Asset shall be subject to the adjustment of Purchase Price in the same manner set forth in Section 3.6 hereof as if the Casualty Loss was a Title Defect, or (ii) pay to Purchaser at Closing all sums paid to Seller by reason of such Casualty, provided however, that the Purchase Price shall not be adjusted by reason of such payment, and Seller shall assign, transfer and set over unto Purchaser all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of such Casualty without first obtaining the written consent of Purchaser.

     3.9 Litigation and Claims. Purchaser agrees that the litigation and claims listed on Exhibit G shall not entitle Purchaser to a Purchase Price adjustment or constitute a Title Defect even though the results of and their disposition, including, but not limited to, the settlement thereof, could affect Marketable Title.

         ARTICLE 4.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.1  Seller's  Representations  and  Warranties.   Seller  represents   and
warrants to Purchaser as of the date hereof and at Closing that:

     (a) Existence. Seller is a limited partnership duly organized, duly qualified to own the Assets, validly existing, and in good standing under the laws of the State of Delaware and that Tesoro Exploration and Production Company is the general partner of Seller;

     (b) Power. Seller has the power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller (acting by and through Tesoro Exploration and Production Company, its general partner), and the transactions contemplated hereby, will not (i) violate any provision of Seller's certificate of limited partnership, partnership agreement or other governing documents, (ii) to the best knowledge and belief of Seller, conflict with, result in a breach or, constitute a default (or any event that with the lapse of time or notice, or both, would constitute a default) under any agreement or instrument to which Seller is a party or by which Seller is bound, (iii) to the best knowledge and belief of Seller, violate any judgment, order, ruling, or decree applicable to Seller and entered or delivered in a proceeding in which Seller was or is a named party, or (iv) to the best knowledge and belief of Seller, violate any applicable law, rule or regulation;

     (c)  Authorization.   The  execution,  delivery  and  performance  of  this
Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller and Tesoro Exploration and Production Company, its general partner. This Agreement will be duly executed and delivered on behalf of Seller, and at the Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (d) Brokers. Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Purchaser, and any such obligation or liability that might exist shall be the sole obligation of Seller;

     (e)  Foreign  Person.   Seller is not a "foreign person" within the meaning
of the Code;

     (f)  No Liens.  At Closing, the Assets  will not be subject to any security
interests,  lien,  mortgages  or  other  encumbrances   other   than   Permitted
Encumbrances;

     (g) Valid Agreements. The oil and gas leases and other material contracts and agreements constituting a part of the Assets are valid and in full force and effect, and no party is in breach of or default, or with the lapse of time or giving of notice or both would be in breach or default, with respect to any of its obligations thereunder and no party has given or threatened to give Seller notice of any default thereunder, except to the extent any deficiency or notice with respect thereto as set forth in Exhibit G;

     (h) Reservations. There are no reservations which affect the Assets other than those currently of record as of the Effective Time, or as set forth on Exhibits B and L;

     (i) Permits. To the best of Seller's knowledge, Seller possesses or others possess for the benefit of Seller all licenses, permits, certificates, orders, approvals and authorizations necessary to own, operate and maintain the Assets;

     (j) Compliance with Law. Seller is in material compliance with all laws, ordinances, rules, regulations and orders applicable to the Assets, except to the extent of any non-compliance that is not reasonably expected to result in a material adverse affect on the Assets; however, Seller has not received any notice of any claimed noncompliance therewith, except as may be contained in Exhibit G. Seller is not aware of any facts, conditions or circumstances in connection with, related to, or associated with the Assets that could reasonably be expected to give rise to any claim or assertion that the Seller, the Assets, or the ownership or operation of any thereof is not in compliance with any applicable law, rule, regulation, ordinance, or order of any governmental authority or with any terms or conditions of any applicable permit, license, approval, consent, certificate or other authorization;

     (k) Taxes. All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom attributable to the Assets that have become due and payable have been properly and timely paid, except as identified on
Exhibit I;

     (l) No Call. No person has any call upon, option to purchase or similar rights under any agreement with respect to the Assets or the production attributable thereto which is not disclosed in the public records or as set forth in Exhibit J;

     (m)  Litigation.   To  the best knowledge and belief of Seller, there is no
litigation, investigation or proceeding affecting the Assets, whether pending or threatened in writing, except as may be listed in Exhibit G;

     (n) Casualty Loss. There shall not have been a Casualty Loss of Ten Million Dollars ($10,000,000.00) or more.

     (o) Notice of Claims. To the personal knowledge and belief of the officers, directors and management of Seller, there exist no General Claims (defined in Section 10.4) or claims that would result in a partial or complete loss of Marketable Title with respect to the Assets other than those set forth in this Agreement, including the Exhibits thereto; and

     (p) Prior Conveyances. There are no prior conveyances, transfers or assignments by Seller, its parent or Affiliates (defined in Section 15.14) that would result in a reduction of the net revenue interests or increase in the working interests set forth on Exhibit A-1.

     4.2 Limitation and Disclaimer of Representations and Warranties. The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, statutory, or otherwise. Any assignment and bill of sale or other conveyance executed and delivered pursuant hereto shall be: (a) without any warranty or representation of title, either express, implied, statutory or otherwise, except as to those claiming by, through, or under Seller and Affiliates of Seller, but not otherwise, as expressly provided herein or therein; (b) WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY OF PRODUCTION OR RESERVES, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY OF THE ASSETS OR THEIR FITNESS FOR ANY PURPOSE; and
(c) without any other express, implied, statutory or other warranty or representation whatsoever. At Closing, Purchaser shall have satisfied itself as to the physical condition of the Assets, both surface and subsurface. Purchaser is relying solely upon its own inspection of the Assets or waiver of the right to inspect, and is not relying upon any representation or warranty of Seller or Seller's representatives except the specific warranties and representations made herein, as limited herein, and, PURCHASER SHALL ACCEPT ALL OIL AND GAS WELLS, EQUIPMENT, FACILITIES, SUPPLIES, MACHINERY, SIGNAGE, TANKS AND ALL OTHER TANGIBLE PERSONAL PROPERTY AND FIXTURES LOCATED ON THE ASSETS IN THEIR "AS IS, WHERE IS" CONDITION. Except as specifically stated in this Agreement, Seller makes no warranty or representation, express, implied, statutory or otherwise, as to the accuracy or completeness of any data, reports, records, projections, information or materials now, heretofore or hereafter furnished or made available to Purchaser in connection with this Agreement, including, without limitation, any description of the Assets, pricing assumptions, or quality or quantity of hydrocarbon reserves, if any, attributable to the Assets or the ability or potential of the Assets to produce hydrocarbons or any other matters contained in confidential information or any other materials furnished or made available to Purchaser by Seller or by Seller's agents or representatives. The parties agree that to the extent required to be operative, the disclaimers of the warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule, or order.

       ARTICLE 5.  PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     5.1 Purchaser represents and warrants to Seller as of the date hereof and at Closing that:

     (a) Existence. Purchaser is a limited partnership duly organized, duly qualified to own the Assets, validly existing, and in good standing under the laws of the State of Texas, Coastal Oil & Gas Corporation is the general partner of Purchaser and Purchaser is duly qualified to own properties in Texas and to carry on its business as now being conducted.

     (b) Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser (acting by and through Coastal Oil & Gas Corporation, its general partner), and the transactions contemplated hereby, will not (i) violate any provision of Purchaser's certificate of limited partnership, partnership agreement or other governing documents; (ii) to the best knowledge and belief of Purchaser, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Purchaser is a party or by which Purchaser is bound; (iii) to the best knowledge and belief of Purchaser, violate any judgment, order, ruling, or decree applicable to Purchaser and entered or delivered in a proceeding in which Purchaser was or is a named party; or (iv) to the best knowledge and belief of Purchaser, violate any applicable law, rule or regulation.

     (c)  Authorization.   The  execution,  delivery  and  performance  of  this
Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser and Coastal Oil & Gas Corporation, its general partner. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing, all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) Brokers. Purchaser has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Seller; and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

     (e) Notice of Claims. To the personal knowledge and belief of the officers, directors and management of Purchaser, there exist no General Claims or claims that would result in a partial or complete loss of Marketable Title with respect to the Assets other than those set forth in this Agreement, including the Exhibits thereto.

     5.2 Limitation and Disclaimer of Representations and Warranties. The express representations and warranties of Purchaser contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, statutory, or otherwise.

                       ARTICLE 6.  MAINTENANCE OF ASSETS

     6.1 Maintenance of Assets. Seller covenants and agrees that from and after the execution of this Agreement and until Closing, Seller will not sell, transfer, assign, convey or otherwise dispose of any of the Assets subject to Seller's direct control, other than (a) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, (b) personal property and equipment which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Assets, and (c) as required in connection with any exercise of Preferential Rights. Seller will not, without the prior written consent of Purchaser, (i) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Assets;
(ii) enter into any new sales contracts or supply contracts which are not terminable without penalty upon notice of thirty (30) days or less with respect to the Assets with any entity which is not an Affiliate of Purchaser; or (iii) incur or agree to incur any material contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein. Seller shall promptly provide Purchaser with written notice of (i) any claims, demands, suits or actions made against Seller which materially affect the Assets; or (ii) any proposal from a third party to engage in any material transaction (e.g., a farmout) with respect to the Assets.

     6.2  No  Encumbrances.   Seller will not create any lien, security interest
or encumbrance on the Assets, the oil or gas attributable to the Assets, or the proceeds therefrom, other than Permitted Encumbrances.

     6.3 Access to Records. Seller will provide Purchaser through Closing access to the Records during normal business hours at Seller's place of storage. From and after the date of the execution of this Agreement through the date of Closing, Seller shall not add to or remove from the Records any contracts, instruments, documents or other materials except for such additions and removals as are done in the ordinary course of business with respect to ongoing operations. Seller shall promptly provide Purchaser copies of such.

     6.4  Operations.   Seller  covenants  and  agrees  that  from and after the
execution of this Agreement and until the Closing, Seller will, subject to the rights of affected parties under applicable agreements:

     (a) cause the Assets to be developed, maintained and operated in a prudent, good and workmanlike manner, maintain insurance now in force with respect to the Assets , and pay or cause to be paid all costs and expenses in connection therewith;

     (b) not participate in the drilling of any new well on the Assets or fail to participate in operations on the Assets proposed by other parties without the advance written consent of Purchaser unless Purchaser or an Affiliate is a participant or as set forth in Exhibit K;

     (c) not take any action or fail to take any action which is reasonably expected to result in any termination of the orders, contracts, documents, leases, deeds, unitization agreements, operating agreements, participation agreements, easements, rights-of-way, licenses, authorizations, permits, and other similar agreements, documents, rights, and interests forming a part of the Assets;

     (d) perform and comply or cause the performance and compliance with all of its obligations under agreements relating to or affecting the Assets including, but not limited to, payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

     (e) carry on its business with respect to the Assets in substantially the same manner as it has heretofore, not introducing any new method of management, operation or accounting with respect to the Assets except as may be required by applicable statutes, rules or regulations or by applicable presently existing contractual obligations or prudent business practices; and

     (f) not, without the written consent of Purchaser, enter into or assume any contract, agreement or commitment which is not in the ordinary course of business as heretofore conducted or which involves payments by Seller or potential liabilities of Seller with respect to the Assets of more than $25,000.00, or aggregate expenditures that exceed $300,000.00, (in either case, net to Seller's working interest),whichever is the greater, excluding emergency expenditures, expenditures which Purchaser or one of its Affiliates proposes, or those expenditures listed on Exhibit K.

     6.5  Other Covenants.  Seller will:

     (a) not enter into any settlement of or relinquish any outstanding receivables which are a part of the Assets attributable to periods after the Effective Time (including, without limitations, the right to receive any retroactive price adjustments, take-or-pay monies, FERC mandated refunds, accounting adjustments, tax adjustments, and Minerals Management Service refunds);

     (b) if any approval or consent by any federal, state or local governmental authority is required to vest Marketable Title to any of the Assets in Purchaser at Closing, exercise its best efforts, as reasonably requested by Purchaser, to obtain all such required approvals or consents; and

     (c) through Closing, give prompt written notice to Purchaser of any notice of default (or written threat of default, whether disputed or denied) received or given by Seller under any instrument or agreement affecting the Assets to which Seller is a part of by which it or any of the Assets are bound.


                   ARTICLE 7.  SELLER'S CONDITIONS OF CLOSING

     Seller's obligation to consummate the transactions provided for herein is subject only to the satisfaction or waiver by Seller on or before the Closing of the following conditions:

     7.1  Representations.   The  representations  and  warranties  of Purchaser
contained in Article 5 shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

     7.2 Performance. Purchaser shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

     7.3 Officer's Certificate. Purchaser shall have delivered to Seller a certificate of an executive officer of its general partner, dated the date of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

     7.4 Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

     7.5  HSR  Act  Filing.   The waiting period (and any extension thereof), if
any, under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated.

     7.6 No Orders. The Closing hereunder shall not violate any order or decree of any governmental authority having competent jurisdiction over the transaction contemplated by this Agreement; provided, however, that if such order or decree and all other conditions precedent to Closing have been satisfied or waived, the Closing shall be extended to a date thirty (30) business days subsequent to the date on which such temporary restraining order or ex parte order or decree ceases to be in effect.



     7.7 Treatment Agreement. Purchaser shall have entered into a Treatment Agreement, acceptable to Seller, with the Operator of the Bob West Field Central Treatment Facility in substantially the same form as the Treatment Agreement dated March 2, 1994, effective February 1, 1991, between Seller and the Operator that would include but not be limited to the terms on Exhibit D-2. Purchaser shall furnish Seller a copy of the form of the Treatment Agreement at least five
(5) business days prior to Closing.

     7.8 Transportation Agreement. Purchaser shall have entered into an amendment to the Transportation Agreement dated May 11, 1994, between Coastal Oil & Gas Corporation and Coastal States Gas Transmission Company (the "Coastal Transportation Agreement") that would:

     (i) add Purchaser as a party to the Coastal Transportation Agreement and add the Assets to the properties and gas covered by the Coastal Transportation Agreement;

     (ii) be effective April 1, 1995 and provide for a term of ten (10) years from April 1, 1995 insofar as the Coastal Transportation Agreement covers the Assets and the gas produced therefrom;

     (iii) Amend Sections 2.2(a) and 2.2(b) of the Coastal Transportation Agreement by changing the term "40 Mmcf" to "100 Mmcf" in each place it occurs in such sections;

     (iv) provide that the parties shall not terminate the Coastal Transportation Agreement, insofar as it covers the Assets, unless consented to by a majority of the owners in the Starr-Zapata Pipeline; and

     (v) provide that all other terms of the Coastal Transportation Agreement remain in full force and effect.

Purchaser shall furnish Seller a copy of the form of the amendment to the Coastal Transportation Agreement at least five (5) business days prior to Closing.

     7.9 Partial Assignment of Gas Gathering Contract. Seller and Purchaser shall enter into a Partial Assignment of Gas Gathering Contract whereby Seller assigns to Purchaser the Gas Gathering Contract dated February 1, 1991 among Seller, Coastal Oil & Gas Corporation and the Starr County Gathering System insofar as it affects the gas attributable to the Assets in the form attached as Exhibit C-2.

                 ARTICLE 8.  PURCHASER'S CONDITIONS OF CLOSING

     Purchaser's obligation to consummate the transactions provided for herein is subject only to the satisfaction or waiver by Purchaser on or before the Closing of the following conditions:

     8.1 Representations. The representations and warranties of Seller contained in Article 4 shall be true and correct in all material respects on the date of Closing as though made on and as of that date. The breach of representations and warranties of Seller contained in Sections 4.1(f), 4.1(g), 4.1(h) and 4.1(i) shall be treated as Title Defects under Section 3.6 for which timely notice had been given and as such shall not entitle Purchaser to terminate this Agreement.

     8.2 Performance. Seller shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

     8.3 Officer's Certificate. Seller shall have delivered to Purchaser a certificate of an executive officer of its general partner, dated the date of Closing, certifying on behalf of Seller that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

     8.4 Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks damages from Purchaser in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

     8.5 Preferential Rights and Consents to Assign. All Preferential Rights or Consents to Assign shall have been exercised, waived or obtained, as the case may be, or Seller and Purchaser shall have adjusted the Purchase Price in accordance with the provisions of Section 3.7.

     8.6  HSR  Act  Filing.   The waiting period (and any extension thereof), if
any, under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated.

     8.7 No Orders. The Closing hereunder shall not violate any order or decree of any governmental authority having competent jurisdiction over the transaction contemplated by this Agreement; provided, however, that if such order or decree and all other conditions precedent to Closing have been satisfied or waived, the Closing shall be extended to a date thirty (30) business days subsequent to the date on which such temporary restraining order or ex parte order or decree ceases to be in effect.

     8.8 Casualty Loss. There shall not have been a Casualty Loss of Ten Million Dollars ($10,000,000.00) or more.

     8.9 Partial Assignment of Gas Gathering Contract. Seller and Purchaser shall enter into a Partial Assignment of Gas Gathering Contract whereby Seller assigns to Purchaser the Gas Gathering Contract dated February 1, 1991 among Seller, Coastal Oil & Gas Corporation and the

Starr County Gathering System insofar as it affects the gas attributable to the Assets in the form attached as Exhibit C-2.


                              ARTICLE 9.  CLOSING

     9.1 Time and Place of Closing. If the conditions to Closing have been satisfied or expressly waived by the party entitled to the benefits thereof, the consummation of the transactions contemplated hereby shall take place at Seller's offices on September 29, 1995 at 10:00 a.m. Central Time, or at such other place and time or in such other manner agreed upon by Seller and Purchaser ("Closing"). Closing shall be extended to a date on or before November 15, 1995 if the waiting period under the HSR Act has not expired prior to the previously scheduled Closing. If the waiting period has not expired before November 15, 1995 then either party may elect to terminate this Agreement pursuant to Article 13.

     9.2  Closing Obligation.  At Closing,

     (a)  Seller   shall  execute,  acknowledge  and  deliver  to  Purchaser  an
          Assignment and Bill of Sale in substantially the form attached hereto as Exhibit H, conveying the Assets to Purchaser as provided hereby;

     (b) Seller and Purchaser shall execute, acknowledge and deliver transfer orders or letters in lieu thereof prepared by Seller directing all purchasers of production to make payment to Purchaser of proceeds attributable to the Assets as of the Effective Time;

     (c)  Purchaser shall deliver the Adjusted Purchase  Price  as  provided  in
          Article 2;

     (d) Purchaser and Seller shall execute a preliminary settlement statement (the "Preliminary Statement") prepared by Seller and setting forth the Purchase Price and all adjustments thereto agreed upon by the parties, using the best information available, as provided herein;

     (e) Purchaser and Seller shall execute a Partial Release of Transportation Agreement in the form attached hereto as Exhibit C-1, a Partial Assignment of Gas Gathering Contract in the form attached hereto as Exhibit C-2, and a First Amendment to Gas Treatment Agreement in the form attached hereto as Exhibit D-1;

     (f) Purchaser and Seller shall execute an Ingress and Egress Agreement in the form attached hereto as Exhibit L;

     (g) Purchaser and Seller shall execute an Amendment to the 1989 Operating Agreement in the form attached hereto as Exhibit M.

     (h) Purchaser and Seller shall execute a Termination of Modification of Operatorship attached hereto as Exhibit N.

     (i) Purchaser and Seller shall exchange Officer's Certificates as provided in Sections 7.3 and 8.3;

     (j)  Seller  shall  deliver  to   Purchaser   releases  of  all  liens  and
          encumbrances other than those that have been handled as Title Defects under Section 3.6;

     (k) Purchaser and Seller shall execute such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement.


                     ARTICLE 10.  POST-CLOSING OBLIGATIONS

    10.1 Assumption of Liabilities by Seller. On and after Closing, Seller shall bear and be responsible for the duties, liabilities, costs, expenses, and obligations of ownership attributable to the Assets prior to the Effective Time (except for the gross negligence or willful misconduct on the part of Purchaser or an Affiliate of Purchaser), except as follows ("Seller's Liabilities"):

     (a) any claims by Purchaser for the partial or complete loss of Marketable Title (other than any loss of Marketable Title covered by the title warranties contained in the assignment of the Assets to Purchaser) resulting from a Title Defect that was waived pursuant to Section 3.5 or Section 3.6.1.

     (b) any claims by any party other than Seller, Purchaser, or Affiliates of Seller or Purchaser for damages, up to an aggregate of $1,000,000, arising out of (i) a partial or complete loss of title if such claims are raised on or before the date two (2) years after Closing and (ii) General Claims if such claims are raised on or before the date two (2) years after Closing (provided, however, Seller assumes liability for all damages attributable to the Assets prior to the Effective Time arising from or related to the issues raised in the letter from SASI Minerals Company dated February 1, 1995, to Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.);

     (c) any Accounting Claim or Claims not raised in the Closing adjustment process described in Article 11;

     (d)  any Environmental Claim; and,

     (e) any adverse judgment, litigation costs, attorneys fees and court costs in connection with the Guerra Lawsuit (provided, however, Seller shall bear all litigation costs, attorneys fees and court costs attributable to the period of time prior to the Closing).

    10.2 Assumption of Liabilities by Purchaser. On and after Closing, Purchaser shall not bear or be responsible for any duties, liabilities, costs, expenses or obligations of ownership attributable to the Assets prior to the Effective Time (including, but not limited to, the gross negligence or willful misconduct on the part of Seller or an Affiliate of Seller), except as follows ("Purchaser's Assumed Liabilities"):

     (a) any claims by any party other than Seller, Purchaser, or Affiliates of Seller or Purchaser for damages up to an aggregate of $1,000,000, arising out of (i) a partial or complete loss of Marketable Title if such claims are raised on or before the date two (2) years after Closing and (ii) any General Claims if such claims are raised on or before the date two (2) years after Closing;

     (b) any claims by any party other than Seller, Purchaser, or Affiliates of Seller or Purchaser for damages arising out of (i) a partial or complete loss of Marketable Title if such claims are raised after the two (2) year period after Closing and (ii) and General Claims if such claims are raised after the two (2) year period after Closing (provided, however, Purchaser shall not bear or be responsible for any claim attributable to the Assets prior to the Effective Time arising from or related to the issues raised in the letter from SASI Minerals Company dated February 1, 1995, to Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.);

     (c)  any Accounting Claims raised after 240 days after Closing described in
          Article 11;

     (d)  all Environmental Claims; and

     (e) any adverse judgment in connection with the Guerra Lawsuit (provided, however, Purchaser shall not be responsible for litigation costs, attorneys fees and court costs attributable to the period of time prior to Closing).

    10.3 Assumption of Benefits by Purchaser. On and after Closing, Purchaser, in addition to the Assets conveyed to Purchaser, shall be entitled, and Seller conveys to Purchaser, without any additional consideration, all claims Seller may have, to all of the rights and incidents of ownership generated from or attributable to the Assets prior to the Effective Time, including the right to all oil, gas and other hydrocarbons thereafter produced from or attributable to the Assets, and the proceeds thereof, insofar and only insofar as such rights are attributable to the following:

     (a)  any Title Increase; and

     (b) any obligations by any party, including but not limited to Purchaser, to pay money that is attributable to the Assets which are, in accordance with generally accepted accounting procedures, attributable to the period of time before the Effective Time that were not paid to Seller or were not raised before the end of the Closing adjustment process described in Article 11 except as provided otherwise herein.

    10.4 General Claims. The term "General Claims" shall mean any and all claims related to or arising out of the ownership of the Assets prior to the Effective Time, including, without limitation (i) those arising under or by virtue of any lease, contract, agreement, document, permit, applicable law, statute, rule, regulation or order of any governmental authority, and (ii) claims for personal injury or death, or damage to property arising directly or indirectly from or incident to, the use, occupation, operation, maintenance or abandonment of or production from the Assets, or condition of the Assets, whether latent or patent; provided, however, General Claims do not include the following claims:

     (a) Claims arising from or related to a partial or complete loss of Marketable Title;

     (b)  Accounting Claims;

     (c)  Environmental Claims;

     (d) Claims arising from or related to income taxes, Property Taxes as defined in Section 12.1 and other taxes as described in Section 12.3;

     (e) Claims arising from or related to the issues raised in the letter from SASI Minerals Company dated February 1, 1995, to Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.

    10.5 Accounting Claims. The term "Accounting Claims" shall mean any and all claims related to or arising out of the ownership of the Assets that Seller may have against Purchaser or Purchaser may have against Seller related to Purchase Price adjustments, payment of proceeds derived from the sale of oil and gas (net of royalties), all expenditures and costs relating to the Assets chargeable under the applicable operating agreement including, without limitation, all ad valorem, property, production, windfall profit, severance and similar taxes but excluding income taxes, any obligations related to gas and pipeline imbalances, and any similar claims or changes normally accounted for in the post Closing adjustments described in Sections 11.5, 11.6 and 11.7.

    10.6 Environmental Claims. The term "Environmental Claims" shall mean any and all claims, demands, obligations or expenses of any kind whatsoever occurring, arising out of or relating to the Assets prior to or after the Effective Time and that are related to the obligation to plug and abandon oil and gas wells or arising out of the Environmental Laws. The term "Environmental Laws" means all applicable local, state and federal laws, rules, regulations and orders regulating or otherwise pertaining to (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or clean up of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any other environmental medium on or off any property, or (c) the environment or health and safety related matters, including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

    10.7 Purchaser's Indemnity of Seller. At Closing and without further action or documentation, Purchaser and its Affiliate, Coastal Oil & Gas Corporation, shall indemnify and hold Seller and its officers, directors, and employees harmless from all claims arising out of Purchaser's Assumed Liabilities except for the gross negligence or willful misconduct on the part of Seller or an Affiliate of Seller.

    10.8 Seller's Indemnity of Purchaser. At Closing and without further action or documentation, Seller shall indemnify and hold Purchaser and its officers, directors and employees harmless from all claims arising out of Seller's Liabilities except for the gross negligence or willful misconduct on the part of Purchaser or an Affiliate of Purchaser.

    10.9 Notice of Claim. From and after Closing, any claim for indemnity hereunder shall be made by written notice from the party seeking to be indemnified ("Indemnified Party") to the other party hereto ("Indemnifying Party"), together with a written description of any claims asserted, stating the nature and basis of such claim and, if ascertainable, the amount thereof. The Indemnifying Party shall have a period of thirty (30) days after receipt of such notice within which to respond to the Indemnified Party or, in the case of a claim which requires a shorter time for response, then within such shorter period as specified by Indemnified Party in such notice ( "Notice Period"). If the Indemnifying Party denies its obligation to indemnify or defend such claim, the Indemnified Party may defend or compromise the claim as it deems appropriate without prejudice to any of Indemnified Party's rights hereunder, with no right of the Indemnifying Party to approve or disapprove any actions taken in connection therewith by the Indemnified Party. If the Indemnifying Party accepts its obligation to indemnify and defend such claim it shall so notify the Indemnified Party at least five (5) days prior to the expiration of the Notice Period and undertake the defense or compromise of such claim with counsel selected by the Indemnifying Party. If the Indemnifying Party undertakes the defense or compromise of such claim, the Indemnified Party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any claim shall be made without the prior written approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed, unless such compromise or settlement includes a general and complete release of the Indemnified Party in respect of the matter, with prejudice, and with no admission of liability on the part of the Indemnified Party and no constraints on the future conduct of its business.

    10.10  Affect of  Indemnity.   The  indemnities  provided  in this Agreement
shall extend to Seller or Purchaser, as the case may be, their parent or respective Affiliates and any person who at any time has served or is serving as a director, officer, employee and agent thereof, and each of their respective heirs, executors, successors and assigns and shall apply to all claims subject to indemnity hereunder, including those based on negligence of any nature, including sole negligence, simple negligence, concurrent negligence, active negligence, passive negligence, or strict liability. The indemnification provisions of this Article 10 shall be in addition to any other indemnity provisions contained in this Agreement, and it is expressly understood and agreed that the terms of this Article 10 shall control over any conflicting or contradicting terms or provisions contained in this Agreement and the indemnities provided in this Agreement shall survive Closing.

    10.11 Further Assurances. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

    10.12  Delivery  of  Records.   As soon as reasonably possible but not later
than thirty (30) days after the Closing, Seller shall deliver copies of all the Records to Purchaser unless requested otherwise by Purchaser.


                            ARTICLE 11.  ACCOUNTING

    11.1 Closing Adjustments. With respect to matters that can be determined as of the Closing, Seller shall prepare, in accordance with the provisions of this Agreement, a Preliminary Statement with relevant supporting information setting forth each adjustment to the Purchase Price proposed by Seller. Seller shall submit the Preliminary Statement to Purchaser, together with all records or data supporting the calculation of amounts presented on the Preliminary Statement, no later than ten (10) business days prior to the scheduled Closing. Prior to the Closing, Purchaser and Seller will review the adjustments proposed by Seller in the Preliminary Statement and any adjustments proposed by Purchaser.

    11.2 Strapping and Gauging. Seller shall have caused the oil and gas in the storage facilities located on, or utilized in connection with, the Assets to be measured, gauged or strapped as of the Effective Time. Seller shall have caused the production meter charts (or if such do not exist, the sales meter charts) on the pipelines transporting oil and gas from the properties to be read as of such time. Purchaser shall have the right to audit all such gauging, strapping or chart reading. The oil and gas in such storage facilities above the pipeline connection or through the meters on the pipelines as of the Effective Time shall belong to Seller, and the oil and gas placed in such storage facilities and production upstream of the aforesaid meters after the Effective Time shall belong to Purchaser and become part of the Assets.

    11.3 Adjustments to Purchase Price. At Closing, appropriate adjustments to the Purchase Price will be made as follows:

     (a)  The Purchase Price shall be adjusted upward by:

          (i) Charges paid by Seller for Seller's working interest percentage share of charges imposed by the applicable operating agreements and the COPAS exhibits attached thereto from the Effective Time to Closing. Any such charges for expenditures hereunder shall be subject to applicable limitations of Section 6.4(f). It is the intention of the parties that the effect of this subsection
                 (i) shall be that Purchaser shall not be responsible for charges to the extent they are reimbursable to Seller from third parties under applicable joint operating agreements;

          (ii) any amounts determined to be due Seller pursuant to Sections 11.5, 11.6 and 11.7 hereof; and

          (iii)  any  other  amount  agreed  upon  in  writing  by  Seller   and
                 Purchaser.

     (b)  The Purchase Price shall be adjusted downward by:

          (i) an amount equal to the amount of proceeds derived from the sale of oil and gas, net of royalties and severance taxes paid by or on behalf of Seller, received by Seller and attributable to the Assets which are, in accordance with generally accepted accounting procedures, attributable to the period of time after the Effective Time;

          (ii) the amount of the proceeds received by Seller from the disposition of all or any portion of the Assets (with the prior written consent of the Purchaser as provided herein); provided, however, such amounts shall not include the Purchase Price received by Seller pursuant to Section 2.1;

          (iii) such reduction due to Title Defects as provided in Sections 3.6, 3.6.1, 3.7, and 3.8 herein;

          (iv) all amounts due or the market value of oil and gas owed by Seller to third parties as of the Effective Time under contracts with respect to any imbalances existing at the Effective Time, such value to be determined by Seller and Purchaser, including any severance taxes and royalties paid thereon, as of the Effective Time;

          (v) an amount equal to all expenditures, liabilities and costs relating to the Properties (including, without limitation, all ad valorem, property, production, windfall profit, severance and similar taxes, but excluding income taxes) that are unpaid as of the Closing and assessed for or attributable to periods of time prior to the Effective Time regardless of how such taxes, expenditures, liabilities and costs are calculated provided that to the extent the actual amounts cannot be determined prior to the agreement of

                 Purchaser and Seller with respect to the Preliminary Statement, a reasonable estimate of such taxes, expenditures, liabilities and costs shall be used;

          (vi) any amounts determined to be due Purchaser pursuant to Sections 11.5, 11.6 and 11.7 hereof; and

          (vii)  any   other  amount  agreed  upon  in  writing  by  Seller  and
                 Purchaser.

    11.4 Actual Figures. When available, actual figures will be used for the adjustments at Closing. To the extent actual figures are not available, estimates will be used subject to final adjustments as described in Sections
11.5 and 11.6 below.

    11.5 Post-Closing Adjustments. A post-Closing adjustment statement (the " Post-Closing Adjustment Statement") based on the actual income and expenses shall be prepared and delivered by Seller to Purchaser along with all supporting documentation within one hundred twenty (120) days after the Closing, proposing further adjustments to the Purchase Price based on the information then available. Seller or Purchaser, as the case may be, shall be given access to and shall be entitled to review and audit the other party's records pertaining to the computation of amounts claimed in such Post-Closing Adjustment Statement. Within sixty (60) days after receipt of the Post-Closing Adjustment Statement, the parties hereto will use their best efforts to agree upon the proposed adjustments and the Seller or Purchaser, as the case may be, shall pay to the other such sums as may be agreed to be due. Any amounts agreed to be due Seller under this Section 11.5 shall be paid to such party as Seller shall from time to time direct.

    11.6 Final Post-Closing Adjustments. A final post-Closing adjustment statement (the "Final Post-Closing Adjustment Statement") based on the actual income and expenses shall be prepared and delivered by Seller to Purchaser along with all supporting documentation within two hundred forty (240) days after the Closing, proposing further adjustments to the Purchase Price based on the information then available. Seller or Purchaser, as the case may be, shall be given access to and shall be entitled to review and audit the other party's records pertaining to the computation of amounts claimed in such Final Post-Closing Adjustment Statement. Within sixty (60) days after receipt of the Final Post-Closing Adjustment Statement, the parties hereto will use their best efforts to agree upon the proposed adjustments and the Seller or Purchaser, as the case may be, shall pay to the other such sums as may be agreed to be due. Any amounts agreed to be due Seller under this Section 11.6 shall be paid to such party as Seller shall from time to time direct.

    11.7 Audits. Each party, upon written notice to the other, shall have the right to audit each other's accounts and records relating to this purchase and sale within two hundred forty (240) days following Closing. All audit claims must be submitted within two hundred forty (240) days of Closing. After this two hundred forty (240) day period, each party is deemed to have waived the right to make any additional Accounting Claims.

                               ARTICLE 12.  TAXES

    12.1 Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations concerning the Assets but excluding income taxes ("Property Taxes") with respect to the tax period in which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Purchaser. Purchaser shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the 1995 tax year. Seller or Purchaser, as the case may be, shall pay to the other the net of Seller's pro rata portion of Property Taxes less the amounts for such Property Taxes included in the Preliminary Statement within thirty (30) days after receipt of Purchaser's invoice therefor including support data evidencing payment of the Property Taxes by Purchaser. Any adjustments (refunds or liabilities) for ad valorem taxes for any period of time prior to the Effective Time shall accrue to Seller.

    12.2 Sales Taxes. The Purchase Price excludes any sales taxes or other taxes required to be paid in connection with the sale of property pursuant to this Agreement. Purchaser shall be liable for all sales, use and other taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes that may be imposed on any transfer of property pursuant to this Agreement. These taxes shall be collected and remitted under applicable law.

    12.3 Other Taxes. All taxes (other than income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties. Purchaser shall be responsible for paying or withholding or causing to be paid or withheld all such taxes and for filing all statements, returns, and documents incident thereto. Seller shall be entitled to all refunds, rebates, exemptions (including state severance tax exemptions) or credits and responsible for all liabilities attributable to the Assets prior to the Effective Time. Purchaser shall be entitled to all refunds, rebates, exemptions (including state severance tax exemptions) or credits and responsible for all liabilities attributable to the Assets after the Effective Time.

    12.4  Cooperation.   Each  party  to  this Agreement shall provide the other
party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information except as may be required to comply with any governmental or judicial order, decree or inquiry.

                            ARTICLE 13.  TERMINATION

    13.1  Right  of  Termination.    This   Agreement   and   the   transactions
contemplated hereby may be terminated at any time at or prior to the Closing:

     (a)  By mutual consent of the parties;

     (b) By Purchaser if all conditions described in Article 8 shall not have been met by Closing and such noncompliance shall not have been caused by the actions or inactions of Purchaser or waived by Purchaser;

     (c) By Seller if all conditions described in Article 7 shall not have been met by Closing and such noncompliance shall not have been caused by the actions or inactions of Seller or waived by Seller;

     (d) By either Purchaser or Seller in the event that the combined net amount of the Purchase Price adjustments in Sections 3.6, 3.6.1, and
          3.7 exceeds ten million dollars ($10,000,000.00);

     (e) By Purchaser in the event the combined Casualty Losses in Section 3.8 equals or exceeds Ten Million Dollars ($10,000,000.00).

    13.2  Effect of Termination.  If  this  Agreement  is terminated pursuant to
Section 13.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 4.1(d), 5.1(d), 15.1, 15.2, 15.8, 15.9, 15.10, 15.11, 15.12, 15.15, 15.16 and 15.17, which shall survive such termination and continue in full force and effect). The termination of this Agreement does not absolve either party from damages to the other party for breach thereof. Upon any termination of this Agreement pursuant to Section 13.1, Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction.


                              ARTICLE 14.  HSR ACT

This Agreement is subject in all respects to and conditioned upon compliance by the parties with the Hart-Scott Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and the rules and regulations promulgated pursuant thereto, to the extent said Act, rules and regulations are applicable to the sale and purchase contemplated by this Agreement. The parties shall, at their own expense, make any necessary filings with and provide such information to the Federal Trade Commission and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice as soon as practicable after the execution of this Agreement. The parties shall reasonably cooperate with each other in order that each party may compile and make the necessary filings.

                           ARTICLE 15.  MISCELLANEOUS

    15.1 Governing Law. This Agreement and all instruments executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction. In the event of any litigation or other proceeding in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs incurred therein from the other party, in addition to any damages awarded.

    15.2 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the parties in regard to the purchase and sale of the Assets and supersede all prior agreements, understandings, negotiations, discussions and representations, whether oral or written, of the parties in regard to the purchase of the Assets. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. No reference to any Exhibit herein is intended to ratify or revive any agreements or contracts described therein.

    15.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    15.4 Captions. The captions in the Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

    15.5  Assignability.  Except pursuant to  a  like  kind exchange pursuant to
Section 2.3, neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent may be withheld for any or no reason. Any assignment of this Agreement made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. After Closing, Purchaser may assign all or part of the Assets without the consent of Seller.

    15.6 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by facsimile, personal delivery or by registered or certified U.S. mail, addressed to the party to be notified, postage prepaid, return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice by facsimile shall be confirmed by certified or registered mail and shall be deemed given and received on the date sent unless sent after 5:00 p.m. in which case notice will be deemed given and received on the next business day. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

SELLER:

     Tesoro E&P Company, L.P.
     ATTN: Robert W. Oliver
     8700 Tesoro Drive
     San Antonio, Texas  78217
     (210) 828-8484
     (210) 283-2064 (Fax)

PURCHASER:

     Coastal Oil & Gas of Texas, L.P.
     ATTN: Gregory W. Hutson
     Nine Greenway Plaza
     Houston, Texas 77046
     (713) 877-7817
     (713) 297-1353 (Fax)

Each party shall have the right, upon giving three (3) days prior written notice to the other in the manner hereinabove provided, to change its address.

    15.7 DTPA Waiver. To the extent applicable to the Purchaser or the Assets or any portion thereof, Purchaser hereby waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555, which is not waived), Tex. Bus. & Com. Code. In order to evidence its ability to grant such waiver, Purchaser hereby represents and warrants to Seller that Purchaser (i) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use; (ii) has assets of $5 million or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles; (iii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated hereby; (iv) is not in a significantly disparate bargaining position; and (v) that this waiver is a material and integral part of this Agreement and the consideration thereof.

    15.8  Expenses.   Each  party  shall  be solely responsible for all expenses
incurred  by  it  in   connection   with  the  transaction  (including,  without
limitation, fees and expenses of its own legal counsel and accountants).

    15.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

    15.10 Damages. The parties waive any rights to punitive and incidental or consequential damages resulting from a breach of this Agreement, including, without limitation, loss of profits.

    15.11  No Third Party  Beneficiary.   This  Agreement  is  not  intended  to
create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

    15.12  Survival.   The  representations  and warranties of the parties under
this Agreement shall survive Closing.

    15.13  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    15.14 Definitions. The term "Affiliate" means, as to any party hereto, each Person that directly or indirectly (through one or more intermediaries or otherwise) (i) controls such party, (ii) is controlled by such party, or (iii) is controlled by a Person which directly or indirectly controls such party. As used in this Section 15.14 only, "control" means the right to exercise fifty percent (50%) or more of the voting rights in the appointment of the directors or other governing body of such Person; "Person" means an individual, corporation, partnership, general partner, limited partner, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization, joint venture, or any other legally recognizable entity (Person does not include a court or other governmental unit or agency or subdivision thereof).

    15.15 Construction of Ambiguity. In the event of any ambiguity in any of the terms or conditions of this Agreement, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

    15.16 Waiver Of Jury Trial. Seller and Purchaser do hereby irrevocably waive, to the fullest extent permitted by law, any and all right to a trial by jury in any action, suit or other legal proceeding based upon, arising out of or relating to this Agreement or the transactions contemplated hereby.

    15.17 Publicity. Seller and Purchaser shall consult with each other with regard to all press releases and other publicity at or prior to the Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any press releases or other publicity prior to Closing without the prior written consent of the other party which consent may not be unreasonably withheld.

    15.18 Access to Records. Seller shall have access during normal business hours to Purchaser's Records delivered to Purchaser for seven (7) years following the Closing.

    15.19 Exhibits. Exhibits A-1 through N are attached hereto and made a part hereof.

EXECUTED as of the date first set forth above.
                                        SELLER

                              TESORO E&P COMPANY, L.P.
                              By: Tesoro Exploration and Production Company, General Partner


                              By:       /s/  James W. Queen
                              Name:        James W. Queen
                              Title:       Vice President


                                        PURCHASER

                              Coastal Oil & Gas of Texas, L.P.
                              By:  Coastal Oil & Gas Corporation, General
                                   Partner


                              By:       /s/ J. D. Bullock
                              Name:        J. D. Bullock
                              Title:       President


                                        SECTION 10.7 INDEMNITY

                              Coastal Oil & Gas Corporation


                              By:       /s/ J. D. Bullock
                              Name:        J. D. Bullock
                              Title:       President
                              Coastal Oil & Gas executes this Agreement solely for the purpose of agreeing to the indemnity provision in Section 10.7 herein.

                                  EXHIBIT A-1

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT

 EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P., SELLER, AND

                  COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


<CATPION>
                                                                 % Working     % Revenue       Allocated
           Operator               Well Name                       Interest      Interest        $ Value

GAS UNIT C:
Coastal Oil & Gas Corporation  #1 Guerra-USA Gas Unit C           69.452388     54.170666     2,591,971.00
Coastal Oil & Gas Corporation  #2 Guerra-USA Gas Unit C           69.452388     54.170666       337,544.00
Coastal Oil & Gas Corporation  #3 Guerra-USA Gas Unit C           69.452388     54.170666     5,159,739.00
Coastal Oil & Gas Corporation  #4 Guerra-USA Gas Unit C           69.452388     54.170666     1,483,949.00
Undeveloped Gas Unit C (All Depths)                                                           8,904,305.00
                                                                                            ---------------
TOTAL GAS UNIT C                                                                             18,477,508.00
                                                                                            ---------------

GAS UNIT D:
Coastal Oil & Gas Corporation  #1 Guerra-USA Gas Unit D           70.000000     54.693986     5,542,385.00
Coastal Oil & Gas Corporation  #2 Guerra-USA Gas Unit D           70.000000     54.693986     4,548,915.00
Coastal Oil & Gas Corporation  #3 Guerra-USA Gas Unit D           70.000000     54.693986        66,552.00
Coastal Oil & Gas Corporation  #4 Guerra-USA Gas Unit D           70.000000     54.693986     4,368,491.00
Undeveloped Gas Unit D (All Depths)                                                           7,929,146.00
                                                                                            ---------------
TOTALS GAS UNIT D                                                                            22,455,489.00
                                                                                            ---------------

GAS UNIT E:
Coastal Oil & Gas Corporation  #1 Ramirez-USA Gas Unit E          70.000000     56.338655       505,824.00
Coastal Oil & Gas Corporation  #2 Ramirez-USA Gas Unit E          70.000000     56.338655     6,015,481.00
Coastal Oil & Gas Corporation  #3 Ramirez-USA Gas Unit E          70.000000     56.338655     4,560,801.00
Coastal Oil & Gas Corporation  #4 Ramirez-USA Gas Unit E          70.000000     56.338655     2,631,467.00
Coastal Oil & Gas Corporation  #5 Ramirez-USA Gas Unit E          70.000000     56.338655     4,310,286.00
Coastal Oil & Gas Corporation  #8 Ramirez-USA Gas Unit E          70.000000     56.338655     6,678,047.00
Undeveloped Gas Unit E (All Depths)                                                           8,223,505.00
                                                                                            ---------------
TOTAL GAS UNIT E                                                                             32,925,411.00
                                                                                            ---------------

GAS UNIT F:
Coastal Oil & Gas Corporation  #1 Arriaga et al Gas Unit F  BPO      -0-         1.058185
                                                            APO   17.500000     13.389546         9,126.00
Undeveloped Gas Unit F (All Depths)                                                             132,466.00
                                                                                            ---------------
TOTAL GAS UNIT F                                                                                141,592.00
                                                                                            ---------------

TOTAL                                                                                        74,000,000.00
                                                                                            ===============

                                                                    Page 1 of 6

                                  EXHIBIT A-2

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                                   LEASEHOLD

Definitions:

The term "within the boundaries of a unit" means within a tract of land described by the metes and bounds of a unit without regard to the depth limitations, if any, of the unit.

"Guerra-U.S.A. Gas Unit C'" means the Guerra-U.S.A. 640 Acre Gas Unit "C" established in Declaration of Unit dated June 4, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 636, Pages 240-246, Entry 157498 of the Official Public Records of Starr County, Texas.

"Guerra-U.S.A. Gas Unit D'" means the Guerra-U.S.A. 640 Acre Gas Unit "D" established in Declaration of Unit dated October 28, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 386 of the Official Public Records of Starr County, Texas.

"Ramirez-USA Gas Unit E'" means the Ramirez-U.S.A. 352 Acre Gas Unit "E" established in Declaration of Unit dated July 5, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 67, Entry 089940 of the Official Public Records of Starr County, Texas and Volume 451, Page 18, Entry 159607 of the Official Records of Zapata County, Texas.

"Arriaga et al Gas Unit F'" means the Arriaga et al 161.86 Acre Gas Unit "F" established in Declaration of Pooled Unit dated March 6, 1995 by Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P., recorded in Volume 519, Page 19, Entry 101485, Official Records, Zapata County, Texas.

31044-001A   Oil, Gas and Mineral  Lease  dated  March  19, 1988, by and between
             First State Bank & Trust Co., Mission, Texas, Trustee, Lessor,  and
             Tesoro Petroleum Corporation, Lessee, recorded in Volume 574, Pages
             797-805,  Entry  No. 143134, in the Official Public Records of Real
             Property of Starr County, Texas.

                    1307.13 acres of land, more or less, situated in Porcion 55, Porcion 56, and Porcion 57, former Jurisdiction of Mier, Starr County, Texas, and being that 1707.272 acres of land described on the Exhibit "A" attached to said lease, less and except the acreage released by Partial Release of Oil, Gas and Mineral Leases dated September 8, 1992.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "C" and the Guerra-U.S.A. Gas Unit "D".

31044-001B   Oil, Gas and Mineral  Lease  dated  April  14, 1988, by and between
             Morris Atlas et  al,  Lessor,  and  Tesoro  Petroleum  Corporation,
             Lessee, recorded in Volume 577, Pages 36-43, Entry No. 143597, in the Official Public Records of Real Property of Starr County,
             Texas.

                    1307.13 acres of land, more or less, situated in Porcion 55, Porcion 56, and Porcion 57, former Jurisdiction of Mier, Starr County, Texas, and being that 1707.272 acres of land described on the Exhibit "A" attached to said lease, less and except the acreage released by Partial Release of Oil, Gas and Mineral Leases dated September 8, 1992.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "C" and the Guerra-U.S.A. Gas Unit "D".

31044-004    Oil, Gas and Mineral Lease  dated  January  5, 1989, by and between
             Gilberto Ramirez, et al, Lessor, and Tesoro Petroleum  Corporation,
             Lessee, recorded in Volume 407, Pages 659-663, Entry No. 82204, in the Official Records of Zapata County, Texas.

                    95.609 acres being within the boundaries of the Ramirez-USA Gas Unit "E" and being a portion of 100 acres in the form of a square out of the most easterly corner of Tract E of Share 11 of Porcion 14, A-34, said Tract E being more completely described in a Partition of said Share No. 11 in Cause No. 400 of the District Court of Zapata County, Texas, dated 5/27/46, and recorded in Volume 2, Page 304 of the District Court Minutes of Zapata County, Texas. Said 100 acres being more particularly described in Exhibit "A" attached to lease.

31044-005A   Oil, Gas and Mineral Lease  dated  January  5, 1989, by and between
             Anita  Y.  Yzaguirre,  et  al,   Lessor,   and   Tesoro   Petroleum
             Corporation,  Lessee,  recorded in Volume 407, Pages 664-668, Entry
             No. 82205, in the Official Records of Zapata County, Texas.

                    122.661 acres, more or less, being out of the southwest portion of Share 29-A, Porcion 14, Abstract 34, said Share 29-A being described in Partition Decree in Cause No. 145, District Court of Zapata County, Texas, a certified copy of which is recorded in Volume 16, Page 507 of the Deed Records of Zapata County, and said southwest 122.661 acres being described by metes and bounds in that certain "Amendment of Drilling Unit Designation" dated March 20, 1979 and recorded in Volume 225, Page 375 of the Deed Records of Zapata County, Texas.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Ramirez-U.S.A. Gas Unit "E".

31044-005B   Oil, Gas and Mineral  Lease  dated  June  10,  1989, by and between
             Texas American  Bank-Fort  Worth  Trustee  Under  Trust  No.  5301,
             Lessor, and Tesoro Exploration and Production Company, Lessee, recorded in Volume 415, Pages 91-95, Entry No. 83571, in the
             Official Records of Zapata County, Texas.

                    122.661 acres, more or less, being out of the southwest portion of Share 29-A, Porcion 14, Abstract 34, said Share 29-A being described in Partition Decree in Cause No. 145, District Court of Zapata County, Texas, a certified copy of which is recorded in Volume 16, Page 507 of the Deed Records of Zapata County, and said southwest 122.661 acres being described by metes and bounds in that certain "Amendment of Drilling Unit Designation" dated March 20, 1979 and recorded in Volume 225, Page 375 of the Deed Records of Zapata County, Texas.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Ramirez-U.S.A. Gas Unit "E".

31044-008    Oil and Gas Lease dated July 26,  1989,  but  effective  August  1,
             1989, by and between the United States of America, Serial No. TX NM
             81995,  Lessor,  and  Tesoro  Exploration  and  Production Company,
             Lessee, recorded in Volume 601, Pages 120-127, Entry No. 149071, in the Official Public Records of Real Property of Starr County,
             Texas.

                    34.156 acres of land, more or less, out of Porcion 55, Starr County, Texas, within the Falcon Dam Reservoir adjacent to and north of the State Park, as more fully described in lease, and being the same land depicted on the International Boundary and Water

                    Commission Federal Mineral Ownership Map of June 1988, No. 24308.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Ramirez-U.S.A. Gas Unit "E".

31044-010    Oil  and  Gas  Lease dated June 15, 1981, but effective December 1,
             1981, by and between the United  States of America, Serial No. NM-A
             42853 (TX), Lessor, and Dorothy Gourley, Lessee, recorded in Volume
             636, Page 477 in the Official Public Records of  Real  Property  of
             Starr County, Texas.

                    414.8 acres of land, more or less, in Starr County, Texas, being a part of Parcel S-1, Tract 1, acquired by the United States for the Falcon Dam and Reservoir project, and being also that part lying within Porciones 55 and 56 of the area leased by the United States to the State of Texas for use as a public park by contract dated December 23, 1954. The
                    414.8 acres are more particularly described in said lease.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "D" and the Ramirez-U.S.A. Gas Unit "E".

31044-011    Oil, Gas and Mineral  Lease  dated  April  10, 1990, by and between
             Gilberto  Ramirez,  et  al,  Lessor,  and  Tesoro  Exploration  and
             Production Company, Lessee, recorded in Volume 425, Pages  337-341,
             Entry No. 85430, in the Official Records of Zapata County, Texas.

                    45.214 acres being a portion of 100 acres out of Tracts "D" and "E" of Share 11 of Porcion 14, A-34, said Tracts "D" and "E" being more particularly described in a Partition of said Share No. 11 in Cause No. 400 of the District Court of Zapata County, Texas, dated 5/27/46, and recorded in Volume 2, Page 304 of the District Court Minutes of Zapata County, Texas. Said 100 acres being more particularly described in Exhibit "A" attached to lease.

31044-012C   Oil, Gas and Mineral Lease dated April 10, 1990, by and between Ada
             Arriaga, et al,  Lessor,  and  Tesoro  Exploration  and  Production
             Company,  Lessee,  recorded in Volume 429, Pages 770-774, Entry No.
             86373, in the Official Records  of Zapata County, Texas, as amended
             February 18, 1993, by Amendment to Oil, Gas and Mineral Lease recorded in Volume 473, Page 545, Entry No. 93799, in the Official
             Records of Zapata County, Texas.

31044-012D   Oil, Gas and Mineral Lease  dated  December 10, 1992, but effective
             April 11, 1993, by and between  Anita  Arriaga  Vera,  Lessor,  and
             Coastal  Oil  &  Gas  Corporation,  Lessee, recorded in Volume 469,
             Pages 239-242, Entry No. 093096,  in the Official Records of Zapata
             County, Texas.

31044-012E   Oil,  Gas  and Mineral Lease dated December 10, 1992, but effective
             April 11, 1993, by and  between Adolfo Arriaga, Lessor, and Coastal
             Oil & Gas  Corporation,  Lessee,  recorded  in  Volume  469,  Pages
             243-246,  Entry  No.  093097,  in  the  Official  Records of Zapata
             County, Texas.

31044-012F   Oil, Gas and Mineral Lease  dated  December 10, 1992, but effective
             April 11, 1993, by and between Adela Arriaga, Lessor,  and  Coastal
             Oil  &  Gas  Corporation,  Lessee,  recorded  in  Volume 469, Pages
             247-250, Entry  No.  093098,  in  the  Official  Records  of Zapata
             County, Texas.

31044-012G   Oil, Gas and Mineral Lease dated January 15,  1993,  but  effective
             April 11, 1993, by and between Margarita R. Arriaga, Individually, as Life Tenant and as Independent Administratrix of the Estate of Antioco Arriaga, Deceased; and Anna Arriaga, Individually and as
             Remainderman of the Life Estate of Margarita R. Arriaga, Lessor, and Coastal Oil & Gas Corporation, Lessee, recorded in Volume 471,
             Page 165, Entry No.  93535,  in  the  Official  Records  of  Zapata
             County, Texas.

                    97.873 acres, more or less, being all of Share No. 36 in Porciones 14 and 15, as Partitioned to Francisco Medrano in the Partition of Porciones 14, 15, 16 and 17, by the 49th District Court of Zapata County in Cause No. 145, styled Santos Yzaguirre, et al, vs. Candelario Ramirez, et al, a certified copy of which appears of record in Volume 16, Pages 507-525, Zapata County Deed Records, to which reference is here made, and which Share No. 36 of Porciones 14 and 15 is more particularly described in said lease.

31044-018    Compensatory Royalty Agreement dated August 1, 1991, by and between the  United  States  of America, Serial No. TX NM 86830, and Tesoro
             Exploration and Production Company,  recorded  in Volume 639, Pages
             450-458, Entry 158241 of  the  Official  Public  Records  of  Starr
             County, Texas.

                    14.53 acres of land, more or less, lying within Porcion 56, A-139, Juan Pantaleon Yzaguirre Survey, as depicted on the International Boundary and Water Commission Map, Falcon Dam Reservoir Area, dated 6/21/54, revised 10/14/55, as recorded in Volume 1, Page 101 of the Official Records of Starr County, Texas, and being a strip 300 feet wide lying equally on either side of a center line, as more fully described in said lease.

31044-019    Oil, Gas and Mineral Lease dated effective April 11, 1993, from Abe
             S. Wilson et al, Lessor, to Coastal Oil & Gas Corporation, Lessee, covering 54.786 acres of land, more or less, out of Porcion 14, Zapata County, Texas, being more particularly described in that certain Memorandum of Oil, Gas and Mineral Lease dated August 5,
             1992 and recorded in Volume 464, Page 629 of the Official  Records,
             Zapata County, Texas.

31044-020    Oil,  Gas  and  Mineral  Lease  dated  August  5, 1992, from Abe S.
             Wilson, et al, Lessor, to Coastal Oil & Gas Corporation, Lessee, covering 4.391 acres of land, more or less, out of Porcion 14, Zapata County, Texas, being more particularly described in that certain Memorandum of Oil, Gas and Mineral Lease dated August 5,
             1992 and recorded in Volume 464, Page 631 of the Official  Records,
             Zapata County, Texas.

31044-003    Oil  and  Gas  Lease  dated February 28, 1983, but effective May 1,
             1983, by and  between  the  United  States  of  America, Serial No.
             NM-A-54933(TX), Lessor, and Susan K. Heller, Lessee.

                    148.6 acres of land, more or less, out of Porcion 55, being a part of Parcel S-1, Tract-1, Parcel S-1, Tract 2, and the Right-of-Way of Old U.S. Hwy. 83 (abandoned), all acquired by the United States for the Falcon Dam and Reservoir Project as more particularly described in lease.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "C".
                                                                    Page 1 of 1

                                   EXHIBIT B

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER

                               EXCLUDED PROPERTY

ALL RIGHT, TITLE AND INTEREST OF SELLER IN THE BELOW DESCRIBED PROPERTY AND AGREEMENTS WILL BE RETAINED BY SELLER AND NO INTEREST WILL BE CONVEYED TO OR ACQUIRED BY PURCHASER EXCEPT AS PROVIDED FOR IN THE PURCHASE AND SALE AGREEMENT.


1. Coastal Oil & Gas Corporation # 6 Ramirez-USA Gas Unit "E" well, production and related equipment, and the right to drill and produce oil and gas wells within the contract area set forth in Joint Operating Agreement dated January 14, 1994 between Coastal Oil & Gas Corporation, Tesoro Exploration and Production Company, Sanchez-O'Brien Oil & Gas Corporation, Anrosa, Ltd., San Juan Oil & Gas No. 1 Ltd., and Saxet Petroleum, Inc. (Peninsula
     Area) Starr County, Texas.

2.   Bob West Field Central Treating Facility

3.   Tesoro Seismic Data

4.   Starr County Gathering System

5.   Starr-Zapata Pipeline

                                  EXHIBIT C-1

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                  PARTIAL RELEASE OF TRANSPORTATION AGREEMENT

This Partial Release of Transportation Agreement is dated this 26th day of September, 1995, but effective as of April 1, 1995, and is by and between Tesoro E&P Company, L.P. ("Tesoro L.P."), a Delaware limited partnership, and Starr-Zapata Pipe Line, a Texas partnership.

WHEREAS, Tesoro Exploration and Production Company and Coastal States Gas Transmission Company ("Coastal States") entered into that certain Transportation Agreement dated as of February 8, 1994 (the "Transportation Agreement");

WHEREAS, Tesoro Exploration and Production Company assigned its rights in the Transportation Agreement to Tesoro Petroleum Corporation, effective as of May 1, 1994;

WHEREAS, Tesoro Petroleum Corporation assigned its rights in the Transportation Agreement to Tesoro L.P., effective as of May 1, 1994;

WHEREAS, effective April 1, 1995, Tesoro L.P. sold, assigned and transferred to Coastal Oil & Gas of Texas, L.P. ("Coastal L.P.") all of its interest in gas attributable to the Gas Units described in Schedule 1 attached hereto and made a part hereof;

WHEREAS, Coastal States and Tesoro Natural Gas Company formed the Starr-Zapata Pipe Line, a Texas partnership that now owns Coastal States' interest in the Transportation Agreement; and

WHEREAS, Tesoro L.P. and Starr-Zapata Pipe Line desire to release the Transportation Agreement insofar as it covers the interests conveyed by Tesoro L.P. to Coastal L.P. so that Coastal L.P. can dedicate said interests to another transportation agreement with the Starr-Zapata Pipeline.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which are hereby acknowledged, Tesoro L.P. and Starr-Zapata Pipe Line do hereby release from the Transportation Agreement the tracts of land described by the metes and bounds of the Gas Units described in Schedule 1 without regard to the depth limitations, if any, of such Gas Units. The Transportation Agreement is adopted, ratified and confirmed as amended herein.

Executed the day first above written.

                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner


                              By:   /s/ Robert W. Oliver
                              Name:  Robert W. Oliver
                              Title: President



                              STARR-ZAPATA PIPE LINE
                              By Coastal States Gas Transmission Company its Managing Partner


                              By: /s/ Michael A. Heim
                                   Michael A. Heim
                                   Executive Vice President


STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on this 26th day of September, 1995, by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, general partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                 /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas


STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me on this 26th day of September, 1995 by Michael A. Heim, Executive Vice President of Coastal States Gas Transmission Company, managing partner of Starr-Zapata Pipeline, on behalf of said pipeline.


                                 /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas

                                   SCHEDULE 1

Attached to and made a part of that certain Partial Release of Transportation Agreement dated September 26, 1995 by and between Tesoro E&P Company, L.P. and Starr-Zapata Pipe Line

1. Guerra-USA 640 Acre Gas Unit "C" established in Declaration of Unit dated June 4, 1991 by Tesoro Exploration and Production Company, and Coastal Oil & Gas Corporation, recorded in Volume 636, Page 240, Entry 157498, Official Public Records, Starr County, Texas.

2. Guerra-USA 640 Acre Gas Unit "D" established in Declaration of Unit dated October 28, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 386, Official Public Records, Starr County, Texas.

3. Ramirez-USA 352 Acre Gas Unit "E" established in Declaration of Unit dated July 5, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 67, Entry 089940, Official Public Records, Starr County, Texas, and recorded in Volume 451, Page 18, Entry 159607, Official Records, Zapata County, Texas.

4. Arriaga et al 161.86 Acre Gas Unit "F" established in Declaration of Pooled Unit dated March 6, 1995 by Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P., recorded in Volume 519, Page 19, Entry 101485, Official Records, Zapata County, Texas.

                                  EXHIBIT C-2

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                  PARTIAL ASSIGNMENT OF GAS GATHERING CONTRACT

This Partial Assignment of Gas Gathering Contract (this "Partial Assignment") is dated this 26 day of September, 1995, but effective as of April 1, 1995, and is by and between Tesoro E&P Company, L.P., a Delaware limited partnership ("Assignor"), and Coastal Oil & Gas of Texas, L.P., a Texas limited partnership ("Assignee").

WHEREAS, Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, as Producers, and Starr County Gathering System entered into that certain Gas Gathering Contract dated as of February 1, 1991 (the "Gas Gathering Contract");

WHEREAS, Tesoro Exploration and Production Company assigned its rights in the Gas Gathering Contract to Tesoro Petroleum Corporation, effective as of May 1, 1994;

WHEREAS, Tesoro Petroleum Corporation assigned its rights in the Gas Gathering Contract to Assignor, effective as of May 1, 1994;

WHEREAS, Assignor sold, assigned and transferred to Assignee, effective April 1,1995, all of its interests in oil and gas, among other interests, in the tracts of land contained within the metes and bounds of the Gas Units described in Schedule 1 attached hereto and made part hereof without regard to any depth limitations, if any, of such units (the "Conveyed Interests"); and

WHEREAS, Assignor and Assignee desire that Assignor assign a portion of its interest in the Gas Gathering Contract to Assignee for the transport of gas attributable to the Conveyed Interests.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which are hereby acknowledged, Assignor does hereby assign and transfer to Assignee, its successors and assigns, the Gas Gathering Contract insofar and only insofar as the Gas Gathering Contract covers the gas attributable to the Conveyed Interests.

Assignee hereby covenants and agrees not to terminate or take any action to cause the termination of the Gas Gathering Contract on or before April 1, 2005, insofar and only insofar as the Gas Gathering Contract covers gas that may be produced from the Conveyed Interests.

Assignee further agrees that it will notify Assignor of any assignment of its interest in this Agreement and that any assignment shall be made expressly subject to this Agreement and the assignee expressly agrees to be bound by the terms hereof in writing. Assignee does hereby adopt and ratify the Gas Gathering Contract as amended herein.

Executed the date first above written.

                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner


                              By:  /s/ Robert W. Oliver
                              Name:  Robert W. Oliver
                              Title: President



                              COASTAL OIL & GAS OF TEXAS, L.P.
                              By Coastal Oil & Gas Corporation
                              its General Partner


                              By: /s/ Gregory W. Hutson
                                   Gregory W. Hutson
                                   Vice President


STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on this 26th day of September, 1995, by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, general partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                /s/  Linda D. Hunter
                              Notary Public in and for the State of Texas


STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me on this 26th day of September , 1995 by Gregory W. Hutson, Vice President of Coastal Oil & Gas Corporation, a Delaware corporation, general partner of Coastal Oil & Gas of Texas, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas

                            SCHEDULE 1

Attached to and made a part of that certain Partial Assignment of Gas Gathering Contract dated September 26, 1995 by and between Tesoro E&P Company, L.P. and Coastal Oil & Gas of Texas, L.P.


1. Guerra-USA 640 Acre Gas Unit "C" established in Declaration of Unit dated June 4, 1991 by Tesoro Exploration and Production Company, and Coastal Oil & Gas Corporation, recorded in Volume 636, Page 240, Entry 157498, Official Public Records, Starr County, Texas.

2. Guerra-USA 640 Acre Gas Unit "D" established in Declaration of Unit dated October 28, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 386, Official Public Records, Starr County, Texas.

3. Ramirez-USA 352 Acre Gas Unit "E" established in Declaration of Unit dated July 5, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 67, Entry 089940, Official Public Records, Starr County, Texas, and recorded in Volume 451, Page 18, Entry 159607, Official Records, Zapata County, Texas.

4. Arriaga et al 161.86 Acre Gas Unit "F" established in Declaration of Pooled Unit dated March 6, 1995 by Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P., recorded in Volume 519, Page 19, Entry 101485, Official Records, Zapata County, Texas.

                                  EXHIBIT D-1

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                   FIRST AMENDMENT TO GAS TREATMENT AGREEMENT

This First Amendment to Gas Treatment Agreement ("First Amendment") is effective as of April 1, 1995, by and between Coastal Oil & Gas Corporation ("Coastal"), as Facility Operator, Tesoro E&P Company, L.P. ("Tesoro"), as Facility Supplier, collectively referred to herein as the "Parties".

WHEREAS, Coastal, as Facility Operator, and Tesoro Exploration and Production Company, as Facility Supplier, entered into that certain Gas Treatment Agreement dated effective February 1, 1991 ("Gas Treatment Agreement");

WHEREAS, Tesoro Exploration and Production Company assigned its rights in the Gas Treatment Agreement to Tesoro Petroleum Corporation, effective as of May 1, 1994;

WHEREAS, Tesoro Petroleum Corporation assigned its rights in the Gas Treatment Agreement to Tesoro E&P Company, L.P., effective as of May 1, 1994; and

WHEREAS, Tesoro E&P Company, L.P., effective April 1, 1995, sold, assigned and transferred to Coastal Oil & Gas of Texas, L.P. all of its interest in oil and gas, among other interests, in the tracts of land contained within the metes and bounds of the Gas Units described in Schedule 1 attached hereto and made a part hereof without regard to any depth limitations, if any, of such units (the"Conveyed Interest"); and

WHEREAS, Coastal, as Facility Operator, and Tesoro, as Facility Supplier, desire to amend the Gas Treatment Agreement as set forth herein to provide for the deletion and removal of the Conveyed Interest from the Gas Treatment Agreement so that Coastal Oil & Gas of Texas, L.P. may enter into a gas treatment agreement with Coastal for the processing and treatment of gas attributable to the Conveyed Interest.

NOW, THEREFORE, in consideration of the terms and provisions hereof, the Parties do hereby amend the Gas Treatment Agreement by deleting and removing therefrom the gas attributable to the Conveyed Interest.

Except as amended herein, all provisions of the Gas Treatment Agreement shall remain unchanged and in full force and effect. No representations, memoranda, agreements or other matters, oral or written, prior to the execution of this First Amendment shall vary, alter or interpret the terms hereof. The terms and provisions of this First Amendment do not and shall not be interpreted to be a release by either Coastal or Tesoro from any claim which such party may have; provided, however, the conduct of the Parties from the Effective Date hereof shall be governed by the Gas Treatment Agreement as amended herein.

Executed the date first above written.

                              COASTAL OIL & GAS CORPORATION
                              as Facility Operator


                              By: /s/ Gregory W. Hutson
                                   Gregory W. Hutson
                                   Vice President


                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner as Facility Supplier

                              By:  /s/ Robert W. Oliver
                              Name:  Robert W. Oliver
                              Title: President

STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on this 26th day of September, 1995, by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, general partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas


STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me on this 26th day of September, 1995 by Gregory W. Hutson, Vice President of Coastal Oil & Gas Corporation, a Delaware corporation, general partner of Coastal Oil & Gas of Texas, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas

                                   SCHEDULE 1


Attached to and made a part of that First Amendment to Gas Treatment Agreement dated effective April 1, 1995, by and between Coastal Oil & Gas Corporation, and Tesoro E&P Company, L.P.


1. Guerra-USA 640 Acre Gas Unit "C" established in Declaration of Unit dated June 4, 1991 by Tesoro Exploration and Production Company, et al, recorded in Volume 636, Page 240, Entry 157498, Official Public Records, Starr County, Texas.

2. Guerra-USA 640 Acre Gas Unit "D" established in Declaration of Unit dated October 28, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 386, Official Public Records, Starr County, Texas.

3. Ramirez-USA 352 Acre Gas Unit "E" established in Declaration of Unit dated July 5, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 67, Entry 089940, Official Public Records, Starr County, Texas, and recorded in Volume 451, Page 18, Entry 159607, Official Records, Zapata County, Texas.

4. Arriaga et al 161.86 Acre Gas Unit "F" established in Declaration of Pooled Unit dated March 6, 1995 by Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P., recorded in Volume 519, Page 19, Entry 101485, Official Records, Zapata County, Texas.

                                  EXHIBIT D-2


        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


     As provided in Article 7, Paragraph 7.7 of this Agreement, Purchaser will enter into a Gas Treatment Agreement ("New Agreement") as Facility Supplier with Coastal Oil & Gas Corporation, as Operator of the Bob West Field Treating Facility, in substantially the same form as the Gas Treatment Agreement dated March 2, 1994, effective February 1, 1991 between Coastal Oil & Gas Corporation, as Facility Operator, and Tesoro Exploration and Production Company, as Facility Supplier, that will be effective April 1,1995 and include the below terms, changes and modifications:

     1. In Article I - Definitions, there will be added a definition of "Committed Gas" which will be defined as all of Purchaser's gas produced from the lands described on Schedule I attached hereto and made a part hereof.

     2. In Article II - a Schedule "C", identical to the attached Schedule I, will be attached to the New Agreement.

     3. In Article IV - Delivery and Redelivery of Facility Supplier's Gas, Paragraph 4.1 Gas to be Delivered by Facility Supplier, there shall be inserted the effective date of April 1, 1995 and the Facility Supplier shall deliver all of its gas subject to the New Agreement to the delivery points indicated.

     4. In Article VII - Consideration and Terms of Payment, Paragraph 7.1 Basic Fee Rate shall be modified so as to provide that the basic fee rate shall be 10 cents MCF for all gas produced from the lands described on Schedule "C" and delivered to a Facility Inlet Point regardless of whether all or part of the gas stream is treated or bypasses all or part of the Treating Facility.

     5. In Article VIII - Term, the initial term shall be 10 years from April 1, 1995 with the Facility Supplier being able to terminate the agreement prior to the end of the 10 year term only after obtaining the consent of the owners of the majority interest in the Treating Facility.

     6. The New Agreement will provide, where necessary, that in the event the Facility does not have the daily capacity to process all or a portion of Facility Supplier's Committed Gas and no group of the Facility owners owning at least a thirty percent (30%) voting interest elects to expand, alter or install additional equipment within a reasonable time to accept and process the Committed Gas then that portion of the Committed Gas that cannot be processed by the Facility will be released from the New Agreement and no longer be Committed Gas.

                                   Schedule 1

Attached to and made a part of that certain Exhibit D-2 to Purchase and Sale Agreement effective April 1, 1995, by and between Tesoro E&P Company, L.P., Seller, and Coastal Oil & Gas of Texas, L.P., Purchaser.

                  LANDS AND GAS SUBJECT TO TREATING AGREEMENT
All of Facility Supplier gas produced from the lands lying within the boundaries of the Guerra-USA 640 Acre Gas Unit "C", the Guerra-USA 640 Acre Gas Unit "D", the Ramirez-USA 352 Acre Gas Unit "E" and the Arriaga et al 161.86 Acre Gas Unit "F".

INSOFAR AND ONLY INSOFAR as the gas is produced from the L-1 sand through the L-47 sand as identified below:

     The L-1 sand of the Lopeno series as found in the Coastal Oil & Gas Corporation - Guerra-USA Gas Unit "D" #2 well, Starr County, Texas, at a true vertical depth of 8,860 feet below the surface, being 8,878 feet measured depth by directional survey, down through but not below the L-47 sand of the Lopeno series as found in the Coastal Oil & Gas Corporation - Guerra-USA Gas Unit "D" #2 well, Starr County, Texas, at a true vertical depth of 15,112 feet below the surface, being 15,868 feet measured depth by directional survey.


Definitions:

The term "within the boundaries of a unit" means within a tract of land described by the metes and bounds of a unit without regard to the depth limitations, if any, of the unit.

"Guerra-U.S.A. Gas Unit C'" means the Guerra-U.S.A. 640 Acre Gas Unit "C" established in Declaration of Unit dated June 4, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 636, Pages 240-246, Entry 157498 of the Official Public Records of Starr County, Texas.

"Guerra-U.S.A. Gas Unit D'" means the Guerra-U.S.A. 640 Acre Gas Unit "D" established in Declaration of Unit dated October 28, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 386 of the Official Public Records of Starr County, Texas.

"Ramirez-USA Gas Unit E'" means the Ramirez-U.S.A. 352 Acre Gas Unit "E" established in Declaration of Unit dated July 5, 1991 by Tesoro Exploration and Production Company and Coastal

Oil & Gas Corporation, recorded in Volume 645, Page 67, Entry 089940 of the Official Public Records of Starr County, Texas and Volume 451, Page 18, Entry 159607 of the Official Records of Zapata County, Texas.

"Arriaga et al Gas Unit F'" means the Arriaga et al 161.86 Acre Gas Unit "F" established in Declaration of Pooled Unit dated March 6, 1995 by Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P., recorded in Volume 519, Page 19, Entry 101485, Official Records, Zapata County, Texas.

                                  EXHIBIT E-1

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER

                             PERMITTED ENCUMBRANCES

1. Unrecorded Assignment Affecting Record Title to Oil & Gas Lease dated November 19, 1981, effective February 1, 1982, from Dorothy Gourley to Border Exploration Company. (31044-010)

2. Unrecorded Assignment of Oil & Gas Leases dated October 19, 1983, effective December 1, 1983, approved February 6, 1984, from Susan K. Heller and husband, Warren H. Heller to Huffco Petroleum Corporation. (31044-003)

3. Assignment and Assumption Agreement dated January 1, 1989, from Tesoro Petroleum Corporation to Tesoro Exploration and Production Company, recorded in Volume 411, Pages 234-239, Entry 82864, in the Official Records of Zapata County, Texas. (31044-004 & 005A)[AS-001-31044]

4. Assignment and Assumption Agreement dated January 1, 1989, from Tesoro Petroleum Corporation to Tesoro Exploration and Production Company, recorded in Volume 594, Pages 245-289, Entry 147435 of the Official Public Records of Starr County and Volume 408, Page 548, Entry No. 82398 of the Official Records of Zapata County, Texas. (31044-001A&B, 002A&B)

5. Assignment of Record Title dated May 5, 1989, effective July 1, 1989, approved July 20, 1989, from Elf Aquitaine Operating, Inc. (formerly Huffco Petroleum Corporation) to Tesoro Exploration and Production Company, Jaffe Energy, Inc., and Falcon Aircraft Conversions, Inc. (formerly Astro Exploration, Inc.), recorded in Volume 600, Page 302, Entry 148875 of the Official Public Records of Starr County, Texas. (31044-003)

6.   Letter  Agreement  dated  June   27,   1989,  as  amended,  between  Tesoro
     Exploration and Production Company and Coastal Oil & Gas Corporation, as amended.

7. Partial Assignment of Oil, Gas and Mineral Leases dated September 27, 1989, effective September 20, 1989, from Tesoro Exploration and Production Company, to Coastal Oil & Gas Corporation, recorded in Volume 604, Pages 403-405, Entry 149786 of the Official Public Records of Starr County, and Volume 417, Pages 123-125, Entry 83929 of the Official Records of Zapata County, Texas. (31044-001A&B,003,004,005A) [AS-002-31044]

8. Assignment of Record Title Interest in a Lease for Oil & Gas dated November 27, 1989, approved effective November 1, 1989, from Coastal Oil & Gas Corporation to Tesoro

     Exploration and Production Company, recorded in Volume 628, Pages 029-034, Entry 155518 of the Official Public Records of Starr County, Texas. (31044-010)

9. Assignment of Record Title dated February 27, 1990, approved effective May 1, 1990, from Tesoro Exploration and Production Company to Coastal Oil & Gas Corporation, recorded in Volume 615, Pages 363-367, Entry 152503 of the Official Public Records of Starr County, Texas. (31044-008)

10. Partial Assignment of Oil, Gas and Mineral Lease dated March 15, 1990, effective September 20, 1989, from Tesoro Exploration and Production Company, to Coastal Oil & Gas Corporation, recorded in Volume 424, Pages 669-670, Entry 85333 of the Official Public Records of Zapata County, Texas. (31044-005B)

11. Partial Assignment of Oil, Gas and Mineral Lease dated October 17, 1990, from Tesoro Exploration and Production Company, to Wallace Engineering, Inc., recorded in Volume 433, Pages 636-638, Entry 87045-B of the Official Public Records of Zapata County, Texas. (31044-011,012A-C)

12. Partial Assignment of Oil, Gas and Mineral Lease dated October 18, 1990, from Wallace Engineering, Inc. to Coastal Oil & Gas Corporation, recorded in Volume 434, Pages 842-844, Entry 87256 of the Official Public Records of Zapata County, Texas. (31044-011, 012A-C)

13. Gas Gathering Contract dated February 1, 1991, between Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, as Producers, and Starr County Gathering System, as Buyer.

14. Partial Assignment of Compensatory Royalty Agreement dated October 28, 1991, from Tesoro Exploration and Production Company to Coastal Oil & Gas Corporation, recorded in Volume 644, Page 442, Entry 159447, in the Official Public Records of Real Property of Starr County, Texas. (31044-018)

15. Letter Agreement dated November 15, 1991, between ANR Production Company and Tesoro Exploration and Production Company providing for conveyance to Tesoro of 40% of the Jaffe and Falcon leasehold interest.

16. Assignment and Bill of Sale dated September 12, 1991, effective September 1, 1991, from Jaffe Energy, Inc. to ANR Production Company recorded in Volume 640, Page 740 in the Real Property Records of Starr County, Texas. (31044-002A&B,003)[AS-003-31044]

17. Assignment and Bill of Sale dated November 27, 1991, effective September 1, 1991, from ANR Production Company to Tesoro Exploration and Production Company recorded in Volume 645 at Pages 643-646, Entry 159766 in the Real Property Records of Starr County, Texas. (31044-002A&B,003)[AS-004-31044]

18. Partial Release of Oil Gas and Mineral Leases by Coastal Oil & Gas Corporation and Tesoro Exploration and Production Company to Lessors dated September 8, 1992 recorded in Volume 664, Pages 667-672, Entry 164102 in the Official Public Records of Starr County, Texas (31044-001A&B).

19. Transportation Agreement between Tesoro Exploration and Production Company and Coastal States Transmission Company dated as of February 8, 1994.

20. Gas Treatment Agreement dated March 2, 1994, but effective February 1, 1991, by and between Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation. (Processing Tesoro's Bob West Field gas at Central Facility)

21.  Partial  Assignment  dated  October  27,  1992,  from  Coastal  Oil  &  Gas
     Corporation to Tesoro Exploration and Production Company, recorded in Volume 466, Page 779, Entry 97651 in the Official Records of Starr County, Texas. (31044-019 & 020)[AS-016-31044]

22. Partial Assignment dated November 16, 1993, from Coastal Oil & Gas Corporation to Tesoro Exploration and Production Company recorded in Volume 488, Page 864 of the Official Records of Zapata County, Texas. [AS-017-31044](31044-012D,E,F&G)

23. Assignment and Assumption Agreement dated May 1, 1994, from Tesoro Exploration and Production Company to Tesoro Petroleum Corporation, recorded in Volume 696, Pages 721-744, Entry 171028 of the Official Public Records of Starr County and Volume 501, Pages 380-406, Entry No. 98480 of the Official Records of Zapata County, Texas.

24. Assignment and Assumption Agreement dated May 1, 1994, from Tesoro Petroleum Corporation to Tesoro E&P Company, L.P., recorded in Volume 697, Pages 459-482, Entry 171173 of the Official Public Records of Starr County and Volume 501, Pages 798-825, Entry No. 98557 of the Official Records of Zapata County, Texas.

25.  Farmout  Agreement  dated  April  25,  1995,  between  Coastal  Oil  &  Gas
     Corporation and Tesoro E&P Company, L.P., covering the Arriaga et al Gas Unit "F" in Zapata County, Texas.

                                                                    Page 1 of 1

                                  EXHIBIT E-2

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                             UNRECORDED AGREEMENTS

1. Federal Communitization Agreement, Contract No. TX NM 75306 dated June 1, 1991, approved June 28, 1991, covering the Tesoro Exploration and Production Company, et al - Guerra-U.S.A. 640 Acre Gas Unit C (#2 Guerra
     Well).

2. Federal Communitization Agreement, Contract No. TX NM 75311, dated July 1, 1991, approved August 22, 1991 covering the Tesoro Exploration and
     Production Company, et al - Ramirez-U.S.A. 352 Acre Gas Unit-E (#1 Ramirez-U.S.A. Well).

3.   Federal Communitization Agreement, Contract No. TX NM 75320 dated effective
     October  28,  1991.   Approved December 11, 1991 covering the Guerra-U.S.A.
     640 Acre Gas Unit-D (#3 Guerra Well).

4. Operating Agreement dated January 14, 1994, between Coastal Oil & Gas Corporation, as Operator, and Tesoro Exploration and Production Company, Sanchez-O'Brien Oil & Gas Corporation, Anrosa, Ltd., San Juan Oil & Gas No. 1, Ltd., and Saxet Petroleum Inc., as Non-Operators. (Peninsula Area)

                                                                    Page 1 of 1

                                   EXHIBIT F

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                       LIENS, MORTGAGES AND ENCUMBRANCES

The following instrument shall be released as to the Assets with a fully executed and acknowledged partial release covering the Assets to be delivered to Purchaser at Closing.

Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated April 19, 1994, effective April 20, 1994, from Tesoro Exploration and Production Company to Stephen H. Field, Trustee for Texas Commerce Bank National Association, as Agent, which instrument was filed for record April 25, 1994 in Volume 497, Page 340 of the Official Records of Zapata County, Texas, and in Volume 692, Page 523 of the Official Public Records of Real Property of Starr County, Texas.

                                                                    Page 1 of 1


                                   EXHIBIT G

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                             LITIGATION AND CLAIMS

1.   Heirs of H. P. Guerra, Deceased  v.   The United States of America, et al.,
     Case No. M-95-041, United States District Court, Southern District of Texas, McAllen Division.

2. Coastal Oil & Gas Corporation, et al. v. Jose DeLosSantos, et al., Case No. 94-12219-L, 193rd Judicial District Court, Dallas County, Texas.

3.   Coastal Oil & Gas Corporation,  et  al.  v.   James W. Collins, Trustee, et
al., Case No. 94-12219-A-L, 193rd Judicial District Court, Dallas County, Texas.

4.   KCS  Resources,  Inc.  v.   Toms  Chapa  Yzaguirre,  et   al.,   Case   No.
     94-12219-B-L, 193rd Judicial District Court, Dallas County, Texas.

Miscellaneous

1. Letter dated February 1, 1995 from SASI Minerals Company to Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.

                                   EXHIBIT H

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                    ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS

COUNTIES OF STARR AND ZAPATA

     This Assignment, Bill of Sale and Conveyance ("Assignment"), shall be effective 7:00 a.m. Central Time, April 1, 1995 ("Effective Time"), between Tesoro E&P Company, L.P., a Delaware limited partnership, by and through its general partner, Tesoro Exploration and Production Company ("Assignor"), 8700 Tesoro Drive, San Antonio, Texas 78217, and Coastal Oil & Gas of Texas, L.P., by and through its general partner, Coastal Oil & Gas Corporation ("Assignee"), Nine Greenway Plaza, Houston, Texas 77046.

     For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in the following real and personal property (all of which are herein called "Assets").

     (a) All right, title and interest of Assignor in and to the oil, gas and mineral leasehold and fee estates (including all working interest, farmout and farmin rights, royalty or other non-working or carried interests, operating rights or other mineral rights of every nature) described in Schedules 1 and 2 (the "Subject Properties");

     (b) to the extent attributable or allocable to the Subject Properties, except as excluded in Schedule 3, all right, title and interest of Assignor in and to: (i) all oil and gas wells, equipment, supplies, machinery, signage, tanks and all other real or tangible personal property and fixtures which are located on the Subject Properties, excluding portable tools, vehicles and any other items of personal property temporarily located on the Subject Properties owned solely by Assignor; (ii) all oil, gas and minerals produced on or after the Effective Time; (iii) to the extent the same are assignable or transferable by Assignor, all rights to and in all orders, contracts, title opinions and documents, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreement, division of interest statements, participation agreements, and all other agreements and instruments; (iv) all authorizations subject to the rights of third parties (but excluding all easements, rights-of-way, licenses and permits); (v) except as expressly provided otherwise herein, all warranties, covenants and representations from third parties, and all claims, rights and causes of action against third parties, asserted and unasserted, known and unknown; (vi) copies of all lease files, land files, well files, oil and gas sales contract files, gas processing files, division order files, title files and materials, and all other books, files, maps, logs and records other than corporate, financial, tax and legal records of Assignor, and all rights thereto, subject to the rights of third parties; and (vii) all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Subject Properties; and

     (c) all rights to State severance tax exemptions and Internal Revenue Code of 1986, as amended, Section 29 tax credits attributable to the Subject Properties for all periods after the Effective Time.

     All right, title and interest of  the Assignor in the property described on
Schedule 3 is not included in the Assets. Assignee will acquire no interest therein.

     TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever subject to the terms herein and reservations and exceptions described below.

     This Assignment is made without warranty of title, express or implied, except that Assignor binds itself, its successors and assigns to warrant and defend title to the Assets against every person claiming or to claim an interest therein, by, through or under Assignor or the Affiliates (defined below) of Assignor, but not otherwise. The term "Affiliates" means each Person (defined below) that directly or indirectly (through one or more intermediaries or otherwise) (i) controls such party, (ii) is controlled by such party, or (iii) is controlled by a Person which directly or indirectly controls such party. The term "control" means the right to exercise fifty percent (50%) or more of the voting rights in the appointment of the directors or other governing body of such Person. The term "Person" means an individual, corporation, partnership, general partner, limited partner, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization, joint venture, or any other legally recognizable entity (Person does not include a court or other governmental unit or agency or subdivision thereof)

     Except as expressly set forth above, the Assets are assigned to Assignee without recourse, covenant or warranty of any kind, express, implied or statutory. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES AS TO PERSONAL PROPERTY AND FIXTURES, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,

AND ASSIGNEE ACCEPTS SUCH PERSONAL PROPERTY AND FIXTURES IN THEIR "AS IS AND WHERE IS" CONDITION. The parties agree that to the extent required to be operative, the disclaimers of the warranties contained herein are "conspicuous" disclaimers for the purposes of any applicable law, rule or order.

     This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     All recording references in the Exhibits are to the Official Public Records of Real Property of Starr County, Texas and to the Official Records of Zapata County, Texas.

     Assignee, by execution of this Assignment, agrees to be bound by and comply with the terms and provisions of the leases and agreements referenced herein to the extent that they are now in force or effect and cover and pertain to the Assets, but nothing contained herein shall ratify or validate any expired or otherwise ineffective agreement.

     This Assignment is executed this 25th day of September, 1995, to be effective as of the Effective Time.


                                        ASSIGNOR

                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner


                              By:  /s/ Robert W. Oliver
                                      Robert W. Oliver
                                      President

                                        ASSIGNEE

                              COASTAL OIL & GAS OF TEXAS, L.P.
                              By Coastal Oil & Gas Corporation
                              its General Partner


                              By:  /s/ Gregory W. Hutson
                                   Gregory W. Hutson
                                   Vice President

STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on this 25th day of September, 1995, by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, general partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas




STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me on this 25th day of September, 1995 by Gregory W. Hutson, Vice President of Coastal Oil & Gas Corporation, a Delaware corporation, general partner of Coastal Oil & Gas of Texas, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas

                                   SCHEDULE 1

Attached to and made a part of that certain Assignment, Bill of Sale and Conveyance dated September 25, 1995, by and between Tesoro E&P Company, L.P. and Coastal Oil & Gas of Texas, L.P.

                                     WELLS


Guerra-USA Gas Unit C #1
Guerra-USA Gas Unit C #2
Guerra-USA Gas Unit C #3
Guerra-USA Gas Unit C #4
Guerra-USA Gas Unit C #7
Guerra-USA Gas Unit D #1
Guerra-USA Gas Unit D #2
Guerra-USA Gas Unit D #3
Guerra-USA Gas Unit D #4
Ramirez-USA Gas Unit E #1
Ramirez-USA Gas Unit E #2
Ramirez-USA Gas Unit E #3
Ramirez-USA Gas Unit E #4
Ramirez-USA Gas Unit E #5
Ramirez-USA Gas Unit E #8
Arriaga et al Gas Unit F #1

                                                                    Page 6 of 12
                                   SCHEDULE 2

Attached to and made a part of that certain Assignment, Bill of Sale and Conveyance dated September 25, 1995, by and between Tesoro E&P Company, L.P. and Coastal Oil & Gas of Texas, L.P.

                                   LEASEHOLD


Definitions:

The term "within the boundaries of a unit" means within a tract of land described by the metes and bounds of a unit without regard to the depth limitations, if any, of the unit.

"Guerra-U.S.A. Gas Unit C'" means the Guerra-U.S.A. 640 Acre Gas Unit "C" established in Declaration of Unit dated June 4, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 636, Pages 240-246, Entry 157498 of the Official Public Records of Starr County, Texas.

"Guerra-U.S.A. Gas Unit D'" means the Guerra-U.S.A. 640 Acre Gas Unit "D" established in Declaration of Unit dated October 28, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 386 of the Official Public Records of Starr County, Texas.

"Ramirez-USA Gas Unit E'" means the Ramirez-U.S.A. 352 Acre Gas Unit "E" established in Declaration of Unit dated July 5, 1991 by Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation, recorded in Volume 645, Page 67, Entry 159607 of the Official Public Records of Starr County, Texas and Volume 451, Page 18, Entry 089940 of the Official Records of Zapata County, Texas.

"Arriaga et al Gas Unit F'" means the Arriaga et al 161.86 Acre Gas Unit "F" established in Declaration of Pooled Unit dated March 6, 1995 by Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P., recorded in Volume 519, Page 19, Entry 101485, Official Records, Zapata County, Texas.

31044-001A   Oil, Gas and Mineral  Lease  dated  March  19, 1988, by and between
             First State Bank & Trust Co., Mission, Texas, Trustee, Lessor,  and
             Tesoro Petroleum Corporation, Lessee, recorded in Volume 574, Pages
             797-805,  Entry  No. 143134, in the Official Public Records of Real
             Property of Starr County, Texas.

                 1307.13 acres of land, more or less, situated in Porcion 55, Porcion 56, and Porcion 57, former Jurisdiction of Mier, Starr

                 County, Texas, and being that 1707.272 acres of land described on the Exhibit "A" attached to said lease, less and except the acreage released by Partial Release of Oil, Gas and Mineral Leases dated September 8, 1992.

                 INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "C" and the Guerra-U.S.A. Gas Unit "D".

31044-001B   Oil, Gas and Mineral Lease dated April 14,  1988,  by  and  between
             Morris  Atlas  et  al,  Lessor,  and  Tesoro Petroleum Corporation,
             Lessee, recorded in Volume 577, Pages 36-43, Entry No. 143597, in the Official Public Records of Real Property of Starr County,
             Texas.

                 1307.13 acres of land, more or less, situated in Porcion 55, Porcion 56, and Porcion 57, former Jurisdiction of Mier, Starr County, Texas, and being that 1707.272 acres of land described on the Exhibit "A" attached to said lease, less and except the acreage released by Partial Release of Oil, Gas and Mineral Leases dated September 8, 1992.

                 INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "C" and the Guerra-U.S.A. Gas Unit "D".

31044-004   Oil,  Gas  and  Mineral  Lease dated January 5, 1989, by and between
            Gilberto Ramirez, et al,  Lessor,  and Tesoro Petroleum Corporation,
            Lessee, recorded in Volume 407, Pages 659-663, Entry No. 82204, in the Official Records of Zapata County, Texas.

                 95.609 acres being within the boundaries of the Ramirez-USA Gas Unit "E" and being a portion of 100 acres in the form of a square out of the most easterly corner of Tract E of Share 11 of Porcion 14, A-34, said Tract E being more completely described in a Partition of said Share No. 11 in Cause No. 400 of the District Court of Zapata County, Texas, dated 5/27/46, and recorded in Volume 2, Page 304 of the District Court Minutes of Zapata County, Texas. Said 100 acres being more particularly described in Exhibit "A" attached to lease.

31044-005A   Oil, Gas and Mineral Lease dated January 5, 1989,  by  and  between
             Anita   Y.   Yzaguirre,   et   al,  Lessor,  and  Tesoro  Petroleum
             Corporation, Lessee, recorded in

             Volume 407, Pages 664-668, Entry No. 82205, in the Official Records of Zapata County, Texas.

                 122.661 acres, more or less, being out of the southwest portion of Share 29-A, Porcion 14, Abstract 34, said Share 29-A being described in Partition Decree in Cause No. 145, District Court of Zapata County, Texas, a certified copy of which is recorded in Volume 16, Page 507 of the Deed Records of Zapata County, and said southwest 122.661 acres being described by metes and bounds in that certain "Amendment of Drilling Unit Designation" dated March 20, 1979 and recorded in Volume 225, Page 375 of the Deed Records of Zapata County, Texas.

                 INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Ramirez-U.S.A. Gas Unit "E".

31044-005B   Oil, Gas and Mineral Lease dated June  10,  1989,  by  and  between
             Texas  American  Bank-Fort  Worth  Trustee  Under  Trust  No. 5301,
             Lessor, and Tesoro Exploration and Production Company, Lessee, recorded in Volume 415, Pages 91-95, Entry No. 83571, in the
             Official Records of Zapata County, Texas.

                 122.661 acres, more or less, being out of the southwest portion of Share 29-A, Porcion 14, Abstract 34, said Share 29-A being described in Partition Decree in Cause No. 145, District Court of Zapata County, Texas, a certified copy of which is recorded in Volume 16, Page 507 of the Deed Records of Zapata County, and said southwest 122.661 acres being described by metes and bounds in that certain "Amendment of Drilling Unit Designation" dated March 20, 1979 and recorded in Volume 225, Page 375 of the Deed Records of Zapata County, Texas.

                 INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Ramirez-U.S.A. Gas Unit "E".

31044-008   Oil and Gas Lease dated July 26, 1989, but effective August 1, 1989, by and between the United States of America, Serial No. TX NM 81995,
            Lessor, and Tesoro Exploration and Production Company, Lessee, recorded in Volume 601, Pages 120-127, Entry No. 149071, in the
            Official Public Records of Real Property of Starr County, Texas.

                 34.156 acres of land, more or less, out of Porcion 55, Starr County, Texas, within the Falcon Dam Reservoir adjacent to and north of the State Park, as more fully described in lease, and being the same land depicted on the International Boundary and Water Commission Federal Mineral Ownership Map of June 1988, No. 24308.

                 INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Ramirez-U.S.A. Gas Unit "E".

31044-010   Oil and Gas Lease dated June 15, 1981,  but  effective  December  1,
            1981,  by  and between the United States of America, Serial No. NM-A
            42853 (TX), Lessor, and Dorothy  Gourley, Lessee, recorded in Volume
            636, Page 477 in the Official Public Records  of  Real  Property  of
            Starr County, Texas.

                 414.8 acres of land, more or less, in Starr County, Texas, being a part of Parcel S-1, Tract 1, acquired by the United States for the Falcon Dam and Reservoir project, and being also that part lying within Porciones 55 and 56 of the area leased by the United States to the State of Texas for use as a public park by contract dated December 23, 1954. The 414.8 acres are more particularly described in said lease.

                 INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "D" and the Ramirez-U.S.A. Gas Unit "E".

31044-011   Oil,  Gas  and  Mineral  Lease  dated April 10, 1990, by and between
            Gilberto  Ramirez,  et  al,   Lessor,  and  Tesoro  Exploration  and
            Production Company, Lessee, recorded in Volume 425,  Pages  337-341,
            Entry No. 85430, in the Official Records of Zapata County, Texas.

                 45.214 acres being a portion of 100 acres out of Tracts "D" and "E" of Share 11 of Porcion 14, A-34, said Tracts "D" and "E" being more particularly described in a Partition of said Share No. 11 in Cause No. 400 of the District Court of Zapata County, Texas, dated 5/27/46, and recorded in Volume 2, Page 304 of the District Court Minutes of Zapata County, Texas. Said 100 acres being more particularly described in Exhibit "A" attached to lease.

31044-012C   Oil, Gas and Mineral Lease dated April 10, 1990, by and between Ada
             Arriaga,  et  al,  Lessor,  and  Tesoro  Exploration and Production
             Company, Lessee, recorded in  Volume  429, Pages 770-774, Entry No.
             86373, in the Official Records of Zapata County, Texas, as  amended
             February 18, 1993, by Amendment to Oil, Gas and Mineral Lease recorded in Volume 473, Page 545, Entry No. 93799, in the Official
             Records of Zapata County, Texas.

31044-012D   Oil, Gas and Mineral Lease dated December 10, 1992,  but  effective
             April  11,  1993,  by  and  between Anita Arriaga Vera, Lessor, and
             Coastal Oil &  Gas  Corporation,  Lessee,  recorded  in Volume 469,
             Pages 239-242, Entry No. 093096, in the Official Records of  Zapata
             County, Texas.

31044-012E   Oil,  Gas  and Mineral Lease dated December 10, 1992, but effective
             April 11, 1993, by and  between Adolfo Arriaga, Lessor, and Coastal
             Oil & Gas  Corporation,  Lessee,  recorded  in  Volume  469,  Pages
             243-246,  Entry  No.  093097,  in  the  Official  Records of Zapata
             County, Texas.

31044-012F   Oil, Gas and Mineral Lease  dated  December 10, 1992, but effective
             April 11, 1993, by and between Adela Arriaga, Lessor,  and  Coastal
             Oil  &  Gas  Corporation,  Lessee,  recorded  in  Volume 469, Pages
             247-250, Entry  No.  093098,  in  the  Official  Records  of Zapata
             County, Texas.

31044-012G   Oil,  Gas  and  Mineral Lease dated January 15, 1993, but effective
             April 11, 1993, by and between Margarita R. Arriaga, Individually, as Life Tenant and as Independent Administratrix of the Estate of Antioco Arriaga, Deceased; and Anna Arriaga, Individually and as
             Remainderman of the Life Estate of Margarita R. Arriaga, Lessor, and Coastal Oil & Gas Corporation, Lessee, recorded in Volume 471,
             Page  165,  Entry  No.  93535,  in  the  Official Records of Zapata
             County, Texas.

                 97.873 acres, more or less, being all of Share No. 36 in Porciones 14 and 15, as Partitioned to Francisco Medrano in the Partition of Porciones 14, 15, 16 and 17, by the 49th District Court of Zapata County in Cause No. 145, styled Santos Yzaguirre, et al, vs. Candelario Ramirez, et al, a certified copy of which appears of record in Volume 16, Pages 507-525, Zapata County Deed Records, to which reference is here made, and which Share No. 36 of Porciones 14 and 15 is more particularly described in said lease.

31044-018   Compensatory Royalty Agreement dated August  1, 1991, by and between the United States of America, Serial No. TX  NM  86830,  and  Tesoro
            Exploration and

            Production Company, recorded in Volume 639, Pages 450-458, Entry 158241 of the Official Public Records of Starr County, Texas.

                 14.53 acres of land, more or less, lying within Porcion 56, A-139, Juan Pantaleon Yzaguirre Survey, as depicted on the International Boundary and Water Commission Map, Falcon Dam Reservoir Area, dated 6/21/54, revised 10/14/55, as recorded in Volume 1, Page 101 of the Official Records of Starr County, Texas, and being a strip 300 feet wide lying equally on either side of a center line, as more fully described in said lease.

31044-019   Oil,  Gas and Mineral Lease dated effective April 11, 1993, from Abe
            S. Wilson et al, Lessor, to Coastal Oil & Gas Corporation, Lessee, covering 54.786 acres of land, more or less, out of Porcion 14, Zapata County, Texas, being more particularly described in that certain Memorandum of Oil, Gas and Mineral Lease dated August 5,
            1992 and recorded in Volume 464, Page 629 of the  Official  Records,
            Zapata County, Texas.

31044-020   Oil, Gas and Mineral Lease dated August 5, 1992, from Abe S. Wilson, et  al,  Lessor,  to Coastal Oil & Gas Corporation, Lessee, covering
            4.391 acres of land, more or less, out of Porcion 14, Zapata County, Texas, being more particularly described in that certain Memorandum of Oil, Gas and Mineral Lease dated August 5, 1992 and recorded in
            Volume 464, Page 631 of the Official Records, Zapata County, Texas.

31044-003   Oil  and  Gas  Lease  dated  February 28, 1983, but effective May 1,
            1983, by  and  between  the  United  States  of  America, Serial No.
            NM-A-54933(TX), Lessor, and Susan K. Heller, Lessee.

                    148.6 acres of land, more or less, out of Porcion 55, being a part of Parcel S-1, Tract-1, Parcel S-1, Tract 2, and the Right-of-Way of Old U.S. Hwy. 83 (abandoned), all acquired by the United States for the Falcon Dam and Reservoir Project as more particularly described in lease.

                    INSOFAR AND ONLY INSOFAR as the above listed lease is included within the boundaries of the Guerra-U.S.A. Gas Unit "C".

                                   SCHEDULE 3

Attached to and made a part of that certain Assignment, Bill of Sale and Conveyance dated September 25, 1995, by and between Tesoro E&P Company, L.P. and Coastal Oil & Gas of Texas, L.P.


                               EXCLUDED PROPERTY

ALL RIGHT, TITLE AND INTEREST OF SELLER IN THE BELOW DESCRIBED PROPERTY AND AGREEMENTS WILL BE RETAINED BY SELLER AND NO INTEREST WILL BE CONVEYED TO OR ACQUIRED BY PURCHASER EXCEPT AS PROVIDED FOR IN THE PURCHASE AND SALE AGREEMENT.


1. Coastal Oil & Gas Corporation # 6 Ramirez-USA Gas Unit "E" well, production and related equipment, and the right to drill and produce oil and gas wells within the contract area set forth in Joint Operating Agreement dated January 14, 1994 between Coastal Oil & Gas Corporation, Tesoro Exploration and Production Company, Sanchez-O'Brien Oil & Gas Corporation, Anrosa, Ltd., San Juan Oil & Gas No. 1 Ltd., and Saxet Petroleum, Inc. (Peninsula
     Area) Starr County, Texas.

2.   Bob West Field Central Treating Facility

3.   Tesoro Seismic Data

4.   Starr County Gathering System

5.   Starr-Zapata Pipeline

                                   EXHIBIT I

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER

                                CONTESTED TAXES

1992 AD VALOREM TAXES

     Ad valorem taxes paid to Starr County, Texas for calendar year 1992 are included in litigation pending in Case No. 9512, Coastal Oil & Gas Corporation
v. Starr County Appraisal Review Board; in the 229th Judicial District Court of Starr County, Texas. The case was filed on September 28, 1992. In this case, Coastal Oil & Gas Corporation seeks a refund of excess taxes paid.

1993 AD VALOREM TAXES

     Ad valorem taxes paid to Starr County, Texas for calendar year 1993 are also included in litigation pending in Case No. 9512, Coastal Oil & Gas Corporation v. Starr County Appraisal District and Starr County Appraisal Review Board; in the 229th Judicial District Court of Starr County, Texas. Coastal Oil & Gas Corporation amended the original case on September 23, 1993 to include taxes paid for 1993. In this case, Coastal Oil & Gas Corporation seeks a refund of excess taxes paid. Ad Valorem taxes due to Zapata County for 1993 may be assessed by the County.

1994 AD VALOREM TAXES

     Ad valorem taxes paid to Starr County, Texas for calendar year 1994 are also included in litigation pending in Case No. 9512, Coastal Oil & Gas Corporation v. Starr County Appraisal District and Starr County Appraisal Review Board; in the 229th Judicial District Court of Starr County, Texas. Coastal Oil & Gas Corporation amended the original case on August 22, 1994 to include taxes due for 1994. For 1994, Coastal Oil & Gas Corporation withheld payment of $384,899 of disputed tax. Tesoro E&P Company, LP's share of the disputed tax is $234,711.

     Ad valorem taxes due Zapata County for 1994 are included in Case No. 3441, Coastal Oil & Gas Corporation v. Zapata County Appraisal District; in the 49th District Court of Zapata County, Texas. Coastal Oil & Gas Corporation filed this case on October 18, 1994. Coastal Oil & Gas Corporation withheld payment of $751,146 of the disputed tax. Tesoro E&P Company, LP's share of the disputed tax is $457,956.

1995 AD VALOREM TAXES

     Coastal Oil & Gas Corporation filed its notice of intent to commence litigation on July 19, 1995 regarding taxes due for 1995. On August 25, 1995, Coastal Oil & Gas Corporation amended Case No. 9512 to challenge the tax assessment by Starr County for 1995.

1991-1995 SEVERANCE TAXES

     Presently, only wells C-2 and E-1 have been certified by the Texas Railroad Commission as producing gas from a tight formation exempt from the 7.5% Texas severance tax. However, gas produced from wells drilled into the L-14 and L-15 sands, the L-24, L-25, L-26, L-27, L-28, L-30, L-31, L-32, L-33, L-34, L-38,
L-39, L-41, L-43, L-44, L-45 and L-46 sands should also be exempt from the Texas Severance tax. Tesoro E&P Company, LP is waiting on Coastal Oil & Gas Corporation to file the required paperwork with the Texas Railroad Commission to request exempt status and secure tax refunds from the Texas Comptroller.

     On February 28, 1995, Tesoro E&P Company, L.P. and Coastal Oil & Gas Corporation filed protective severance tax refund claims for natural gas produced from the Bob West Field during the period of March 1, 1991 through November 30, 1991. These protective claims extend the general four year statute of limitation period for filing severance tax refund claims. In addition, Tesoro E&P Company, LP is waiting on Coastal Oil & Gas Corporation to file and receive severance tax refund claims on the following wells:
WELL      DATE      PRODUCING FROM TIGHT     PRODUCING FROM
          DRILLED   SANDS                    OTHER SANDS

C-1       1993      L-24/25/26/27/28              NO
C-3       1995      L-24/26/28/30/31/32/33/34     YES
D-1       1994      L-24/25/26/27/28/30/31        NO
D-2*      1994      L-34                          YES
D-3       1991      L-30/31/32 (Plugged in 1993)  YES
D-4       1995      L-25/26/27/28/30/31/32/33/34  NO
E-1       1992      L-14                          YES
E-3       1994      L-14/15                       YES
E-4       1994      L-14/15                       YES
E-5       1994      L-14/15                       YES

Seller retains the rights to all tax refunds for all qualified production from the Subject Properties prior to the Effective Date.


*Perforated at the L-34, L-38, L-39, L-41, L-43, L-45 and L-46. These sands should be classified as "tight sands".

                                                                    Page 1 of 1

                                   EXHIBIT J

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                              CALLS ON PRODUCTION


                       (There are no calls on Production)

                                                                    Page 1 of 1

                                   EXHIBIT K

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER



                             There is no Exhibit K

                                   EXHIBIT L

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER


                          INGRESS AND EGRESS AGREEMENT

     THIS AGREEMENT is dated and effective this 26th day of September, 1995, between Tesoro E&P Company, L.P., by and through its general partner, Tesoro Exploration and Production Company ("Tesoro"), and Coastal Oil & Gas of Texas, L.P., by and through its general partner, Coastal Oil & Gas Corporation ("Coastal").

     WHEREAS, Tesoro and Coastal are the owners of an interest in certain drilling and production pads, flow lines, gathering lines, roads and associated easements which are depicted on Schedule 1 and described in the agreements listed on Schedule 2 ("Properties");

     WHEREAS, the parties desire to enter into an agreement governing the grant to each other of reciprocal rights for the use of the Properties and the sharing of costs in connection with their drilling, completing and workover operations ("Operations");

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

     1. Tesoro grants to Coastal all of its right, title and interest in and to the drilling and production pads C-1 and D-1 ("conveyed pads") as set forth on
Schedule 1 and the flow lines, roads and associated easements used exclusively in connection with the wells located on the conveyed pads. Tesoro reserves the right to use the conveyed pads, flow lines, roads and associated easements and the right of ingress and egress thereto in connection with its operations
(provided, however, Coastal shall have a preference with respect to its production and available capacity in regard to said flow lines). Tesoro specifically reserves the right to directionally drill oil and gas wells to bottom hole locations under lands that it owns or leases from the conveyed pads and to produce such wells.

     2. Tesoro retains all of its right, title and interest in and to all remaining drilling and production pads ("retained pads") and flow lines, gathering lines, roads and associated easements as set forth on Schedules 1 and
2. Tesoro grants Coastal the right to use the retained pads, flow lines, gathering lines, saltwater lines, roads and associated easements and the right of ingress and egress thereto in connection with its operations (provided, however, Tesoro shall have a preference with respect to its production and available capacity in regard to said flow lines, gathering lines and saltwater lines). Coastal is specifically granted the right to directionally drill oil and gas wells to bottom hole locations under lands that it owns or leases from the retained pads and to produce such wells.

     3. With respect to each of the conveyed pads and retained pads, the reciprocal rights granted herein shall be exercised on an alternating basis, that is, after one party completes an Operation on a pad or one party does not commence an Operation on a pad within the applicable time period, then the other party shall have thirty (30) days, or forty-eight (48) hours in the event a drilling, completion or workover rig ("rig") is on location, to commence an Operation on such pad; provided, however, if neither party conducts any Operations on a pad for four (4) consecutive 30 day periods (i.e. one hundred twenty (120) day period), then the first party to notify the other party in writing that it desires to conduct an Operation on such pad, shall have thirty
(30) days to commence such operation.

     Should there be existing Operations on a pad at the effective date of this Agreement, the Operations being conducted shall be allowed to continue until the completion of said Operation. Subject to the completion of such existing Operations, Coastal will have the first option to commence the initial Operation under this agreement for the conveyed pads, and Tesoro will have the first option to commence the initial Operation under this Agreement for the retained pads.

     All Operations must be commenced within the applicable time period and shall be continuous with no more than ten (10) days in aggregate of no activity from the commencement of the Operation until the completion of the
Operation. The parties agree to cooperate in the event of an emergency and adjust the Operations sequence accordingly.

     Notwithstanding anything herein to the contrary, a party obligated to conduct an Operation to preserve a lease or comply with an obligation pursuant to a lease, farmout/farmin or other agreement will be given a preference with respect to the order of conducting Operations.

     4. The parties agree to keep the Properties in good condition and repair and to share maintenance costs of the Properties on the following basis:

     A. All maintenance costs associated with flow lines and gathering lines shall be borne by the parties owning said lines;

     B. All maintenance costs associated with the conveyed pads, retained pads and shared well equipment shall be borne by the parties based on the number and percentage of ownership of the wells located on the pad or hooked up to the shared well equipment (provided that each party shall bear all costs associated with conducting operations on their respective wells); and

     C. All maintenance costs associated with a road shall be borne by the parties based on the number and percentage of ownership of all wells served by the respective road. Notwithstanding anything herein to the contrary, all costs associated with the main road (including gate guard, if any) leading from the entrance of Rancho Falcon to the Bob West Field Treating Facility ("Facility") shall be borne by the owners of the Facility.

No other fees for the rights granted in this Agreement will be charged to either party except as provided in this paragraph.

     5. This Agreement and the Exhibits hereto constitute the entire agreement of the parties as to the matters contained herein and supersede all prior agreements, understandings, negotiations, discussions and representations, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of the Agreement shall be enforceable unless executed in writing by the parties hereto. No reference to any Exhibit herein is intended to ratify or revive any agreements described herein.

     6. All accounting for costs and payment thereof associated with this Agreement will be in accordance with the accounting procedures set forth in Exhibit C to that certain Operating Agreement dated September 20, 1989 by and between Tesoro Exploration and Production Company, as Operator, and Coastal Oil & Gas Corporation, as Non-Operator.

     7. This Agreement shall be governed by and construed according to the laws of Texas, without regard to the conflicts rules that would apply the laws of another jurisdiction.

Executed the day first above written.


                              ASSIGNOR:

                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner

                              By:  /s/ Robert W. Oliver
                                      Robert W. Oliver
                                      President

                              ASSIGNEE:

                              COASTAL OIL & GAS OF TEXAS, L.P.
                              By: Coastal Oil & Gas Corporation, its General Partner


                              By:  /s/ Gregory W. Hutson
                                   Gregory W. Hutson
                                   Vice President

STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me this 26th day of September, 1995, by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, general partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas



STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me this 26th day of September, 1995, by Gregory W. Hutson, Vice President of Coastal Oil & Gas Corporation, the general partner of Coastal Oil & Gas of Texas, L.P., a Texas limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas

The item omitted is Schedule 1 of Exhibit L, page 5 of 7. Schedule 1 is a plat of a portion of Bob West Field, Zapata and Starr Counties, Texas indicating the pads, flow lines and roads described in the Ingress and Egress Agreement.

                                                                    Page 6 of 7

                                   SCHEDULE 2

                       SURFACE USE & EASEMENT AGREEMENTS


1. Surface Use and Easement Agreement dated March 31, 1992, effective January 10, 1992 between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation. [SA-005-31044](COG 70491)

2. Memorandum of Surface Use and Easement Agreement dated effective March 31, 1992 between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 654, Page 475, Entry 161702, Public Records, Starr County, Texas.

3. Amendment to Surface Use and Easement Agreement dated April 16, 1993, between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 669, Page 244, Entry 165254, Public Records, Starr County, Texas.

4. Second Amendment to Surface Use and Easement Agreement dated April 21, 1994, between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 693, Page 441, Entry 170266, Public Records, Starr County, Texas.

5. Third Amendment to Surface Use and Easement Agreement dated August 1, 1994 between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 699, Page 748, Public Records, Starr County, Texas.

6. Easement and Surface Agreement dated March 10, 1994 between Amando Pena, Sr., et ux and Coastal Oil & Gas Corporation, recorded in Volume 691, Page 179 of the Public Records of Starr County, Texas. (Drilling Pads and Right-of-Way) [SA-008-31044]

7. Surface Use Agreement and Damage Release dated July 29, 1992 between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 658, Page 80, Public Records, Starr County, Texas. [SA-006-31044]

8. Amendment to Surface Use and Agreement and Damage Release dated September 26, 1992, effective July 29, 1992 between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 662, Page 305, Entry 163564, Public Records, Starr County, Texas.

9. Surface Use Agreement and Damage Release dated January 13, 1994 between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 693, Page 354, Entry 170238, Public Records, Starr County, Texas. (Pad for #2 State Park-USA Well) [SA-009-31044] (COG 72337)

                                                                    Page 7 of 7

10. Surface Use Agreement and Damage Release dated October 6, 1994, between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 704, Page 846, Entry 172873, Public Records, Starr County, Texas. [SA-010-31044] (COG 72352)

11. Salt Water Disposal Well Agreement dated June 29, 1993, but effective May 1, 1993, between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation.

                                   EXHIBIT M

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER

                        AMENDMENT TO OPERATING AGREEMENT

     This Amendment to Operating Agreement effective April 1, 1995 is entered into this 26th day of September, 1995 by and between Tesoro E&P Company, L.P. ("Tesoro") and Coastal Oil & Gas Corporation ("Coastal").

     WHEREAS, Tesoro Exploration and Production Company, and Coastal Oil & Gas Corporation, entered into that certain Operating Agreement dated September 20, 1989, as amended by Modification of Operatorship ("Modification of Operatorship") dated December 3, 1991 appointing Coastal Oil & Gas Corporation as Production Operator and Tesoro Exploration and Production Company as Geological Operator ("Operating Agreement"), covering the oil, gas and mineral leases, rights, and interests described therein;

     WHEREAS, Tesoro Exploration and Production Company assigned its rights in the Operating Agreement to Tesoro Petroleum Corporation, effective as of May 1, 1994;

     WHEREAS, Tesoro Petroleum Corporation assigned its rights in the Operating Agreement to Tesoro E&P Company, L.P., effective as of May 1, 1994; and

     WHEREAS, it is the desire of the parties hereto to amend and revise said Operating Agreement to provide for a revised Exhibit "A", a revised Exhibit "B" and to elect Coastal as the Operator under the Operating Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, (a) Exhibits "A" and "B" attached to the Operating Agreement are hereby deleted in their entirety and are hereby replaced by the Revised Exhibit "A" and Revised Exhibit "B" attached hereto as Schedule I and
Schedule II, respectively, and made a part hereof; and (b) Tesoro hereby elects Coastal as Operator under the Operating Agreement.

     Except as herein amended and revised, the Operating Agreement shall remain in force and effect. This Agreement shall be binding upon the parties hereto, their successors and assigns.

     Executed on the date first written above.

                              COASTAL OIL & GAS CORPORATION


                              By: /s/ Gregory W. Hutson
                                   Gregory W. Hutson
                                   Vice President


                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner


                              By: /s/ Robert W. Oliver
                                    Robert W. Oliver
                                    President

STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me on this 26th day of September, 1995 by Gregory W. Hutson, Vice President of Coastal Oil & Gas Corporation, a Delaware corporation, on behalf of said corporation.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas




STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on this 26th day of September, 1995 by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, General Partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas

                                   SCHEDULE I

Attached to and made a part of that certain Amendment to Operating Agreement effective April 1, 1995, by and between Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.


                              REVISED EXHIBIT "A"


Attached to and made a part of that certain Operating Agreement dated September 20, 1989, as amended, by and between Coastal Oil & Gas Corporation, as Operator, and Tesoro E&P Company, L.P., as Non-Operator.


1.  IDENTIFICATION OF LANDS SUBJECT TO THIS AGREEMENT:

  All of those lands and the lease identified on the Revised Exhibit "B" attached hereto

2.  RESTRICTIONS, IF ANY, AS TO DEPTHS, FORMATIONS OR SUBSTANCES:

  None as to the parties hereto; however, see the lease for lease restrictions.

3.  PERCENTAGES OR FRACTIONAL INTERESTS OF THE PARTIES:

          Tesoro E&P Company, L.P.           70%
          Coastal Oil & Gas Corporation      30%

4.  OIL AND GAS LEASES AND/OR OIL AND GAS INTERESTS SUBJECT TO THIS AGREEMENT:

     a.  The lease shown on the Revised Exhibit "B" attached hereto as  Schedule
         II.

     b. The Surface Use, Easement, and Damage Release Agreements listed on Exhibit "B-2" attached hereto.

5.  ADDRESSES OF THE PARTIES FOR NOTICE PURPOSES:

          Tesoro E&P Company L.P.       Coastal Oil & Gas Corporation
          8700 Tesoro Drive             P. O. Box 521
          San Antonio, Texas 78217      Corpus Christi, Texas 78403-0521

                                  SCHEDULE II

Attached to and made a part of that certain Amendment to Operating Agreement effective April 1, 1995, by and between Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.


                              REVISED EXHIBIT "B"

Attached to and made a part of that certain Amendment to Operating Agreement effective April 1, 1995, by and between Coastal Oil & Gas Corporation and Tesoro E&P Company, L.P.


31044-010 Oil and Gas Lease dated June 15, 1981, but effective December 1, 1981, by and between the United States of America, Serial No. NM-A 42853
          (TX), Lessor, and Dorothy Gourley, Lessee, recorded in Volume 636, Page 477 in the Official Public Records of Real Property of Starr County, Texas.

          414.8 acres of land, more or less, in Starr County, Texas, being a part of Parcel S-1, Tract 1, acquired by the United States for the Falcon Dam and Reservoir project, and being also that part lying within Porciones 55 and 56 of the area leased by the United States to the State of Texas for use as a public park by contract dated December 23, 1954. The 414.8 acres are more particularly described in said lease.

          INSOFAR AND ONLY INSOFAR as the above listed lease covers 198.004 acres, more or less, that is not included in and is lying outside the boundaries of the Guerra 352 Acre Gas Unit "A", the Guerra-U.S.A. 640 Acre Gas Unit "D" and the Ramirez-U.S.A. 352 Acre Gas Unit "E" in Starr and Zapata Counties, Texas.

                                  EXHIBIT B-2
                  TO REVISED EXHIBIT A TO OPERATING AGREEMENT
                            DATED SEPTEMBER 20, 1989

                       SURFACE USE & EASEMENT AGREEMENTS


1. Surface Use and Easement Agreement dated March 31, 1992, effective January 10, 1992 between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation. [SA-005-31044](COG 70491)

2. Memorandum of Surface Use and Easement Agreement dated effective March 31, 1992 between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 654, Page 475, Entry 161702, Public Records, Starr County, Texas.

3. Amendment to Surface Use and Easement Agreement dated April 16, 1993, between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 669, Page 244, Entry 165254, Public Records, Starr County, Texas.

4. Second Amendment to Surface Use and Easement Agreement dated April 21, 1994, between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 693, Page 441, Entry 170266, Public Records, Starr County, Texas.

5. Third Amendment to Surface Use and Easement Agreement dated August 1, 1994 between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation, recorded in Volume 699, Page 748, Public Records, Starr County, Texas.

6. Easement and Surface Agreement dated March 10, 1994 between Amando Pena, Sr., et ux and Coastal Oil & Gas Corporation, recorded in Volume 691, Page 179 of the Public Records of Starr County, Texas. (Drilling Pads and Right-of-Way) [SA-008-31044]

7. Surface Use Agreement and Damage Release dated July 29, 1992 between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 658, Page 80, Public Records, Starr County, Texas. [SA-006-31044]

8. Amendment to Surface Use and Agreement and Damage Release dated September 26, 1992, effective July 29, 1992 between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 662, Page 305, Entry 163564, Public Records, Starr County, Texas.

9. Surface Use Agreement and Damage Release dated January 13, 1994 between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 693, Page 354, Entry

    170238, Public Records, Starr  County,  Texas.   (Pad  for #2 State Park-USA
    Well) [SA-009-31044] (COG 72337)

10. Surface Use Agreement and Damage Release dated October 6, 1994, between Josephine L. Jisha, et al and Coastal Oil & Gas Corporation, recorded in Volume 704, Page 846, Entry 172873, Public Records, Starr County, Texas. [SA-010-31044] (COG 72352)

11. Salt Water Disposal Well Agreement dated June 29, 1993, but effective May 1, 1993, between Amando Pena, Sr. and wife, Cleotilde R. Pena and Coastal Oil & Gas Corporation.

                                                                    Page 1 of 2

                                   EXHIBIT N

        ATTACHED TO AND MADE A PART OF THAT PURCHASE AND SALE AGREEMENT
       EFFECTIVE APRIL 1, 1995, BY AND BETWEEN TESORO E&P COMPANY, L.P.,
            SELLER, AND COASTAL OIL & GAS OF TEXAS, L.P., PURCHASER

                  TERMINATION OF MODIFICATION OF OPERATORSHIP
                      Chaparral Prospect/Condado Prospect
                                 Bob West Field
                         Starr & Zapata Counties, Texas

     WHEREAS, Tesoro Exploration and Production Company and Coastal Oil & Gas Corporation entered into a Modification of Operatorship Agreement ("Modification of Operatorship") dated December 3, 1991, that, among other things, amends, modifies, or affects the below listed Operating Agreements ("Operating Agreements") covering properties in the Bob West Field in Starr and Zapata Counties, Texas:

     1.   Operating  Agreement  dated  September  20,   1989,   between   Tesoro
          Exploration and Production Company, as Operator, and Coastal Oil & Gas Corporation, as Non-Operator.

     2. Operating Agreement dated December 1, 1990, between Tesoro Exploration and Production Company, as Operator, and Coastal Oil & Gas Corporation, Jaffe Energy, Inc. and Falcon Aircraft Conversions, Inc., as Non-Operators (USA-Guerra Gas Unit "B").

     3. Operating Agreement dated March 1, 1994, but effective October 10, 1991, between Coastal Oil & Gas Corporation, as Operator, and Tesoro Exploration and Production Company and KCS Resources, Inc., as Non-Operators (Guerra Gas Unit "A").

     4. Operating Agreement dated March 1, 1994, but effective October 3, 1993, between Coastal Oil & Gas Corporation, as Operator, and Tesoro Exploration and Production Company and KCS Resources, Inc., as Non-Operators (USA-Guerra Gas Unit "B").

     WHEREAS, Tesoro Exploration and Production Company, assigned its rights in the Operating Agreements and Modification of Operatorship to Tesoro Petroleum Corporation, effective as of May 1, 1994; and

     WHEREAS, Tesoro Petroleum Corporation assigned its rights in the Operating Agreements and Modification of Operatorship to Tesoro E&P Company, L.P., effective as of May 1, 1994; and

                                                                    Page 2 of 2

     WHEREAS, it is the desire of the parties hereto to terminate the Modification of Operatorship as set forth herein and to name Coastal Oil & Gas Corporation as Operator under the Operating Agreements.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein: (a) the Modification of Operatorship is hereby terminated and the Operating Agreements are hereby amended to delete therefrom any reference to the Modification of Operatorship except as to the following provisions that shall remain in full force and effect to-wit:

     Tesoro and Coastal shall coordinate their efforts to obtain the agreement of Tennessee to pay Tesoro's net revenue interest directly to Tesoro and to pay the remaining proceeds from the sale of production purchased by Tennessee to Coastal.

     Tesoro and Coastal shall continue to jointly prosecute the Tennessee lawsuit; provided, however, either party may settle its claims upon terms it determines to be reasonable.

and (b) Tesoro hereby elects Coastal as Operator under the Operating Agreements.

     The rights and duties of the parties hereto under the Operating Agreements shall remain as provided for therein except as specifically amended by this Agreement and the Operating Agreements shall remain in force and effect. This Agreement shall be binding upon the parties hereto, their successors and assigns.

     EXECUTED this 26th day of September, 1995.

                              COASTAL OIL & GAS CORPORATION


                              By: /s/ Gregory W. Hutson
                                   Gregory W. Hutson
                                   Vice President


                              TESORO E&P COMPANY, L.P.
                              By Tesoro Exploration and Production Company its General Partner


                              By: /s/ Robert W. Oliver
                                    Robert W. Oliver
                                    President

STATE OF TEXAS

COUNTY OF Bexar

     This instrument was acknowledged before me on this 26th day of September, 1995 by Gregory W. Hutson, Vice President of Coastal Oil & Gas Corporation, a Delaware corporation, on behalf of said corporation.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas




STATE OF TEXAS

COUNTY OF BEXAR

     This instrument was acknowledged before me on this 26th day of September, 1995 by Robert W. Oliver, President of Tesoro Exploration and Production Company, a Delaware corporation, General Partner of Tesoro E&P Company, L.P., a limited partnership, on behalf of said partnership.


                                /s/ Linda D. Hunter
                              Notary Public in and for the State of Texas